UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Berry Global Group, Inc.

(Name of Registrant as Specified in Charter)

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January 22, 2020
Dear Stockholder:
The directors and officers of Berry Global Group, Inc. join me in inviting you to attend our Annual Meeting of Stockholders on March 4, 2020 at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708. The formal notice of this Annual Meeting and the Proxy Statement appear on the following pages. After reading the Proxy Statement, please submit your proxy through the Internet or by touch-tone telephone, or complete, sign, date and promptly return the proxy card by mail in the enclosed self-addressed envelope. We must receive votes submitted via mail, the Internet (via www.proxyvote.com) or by touch-tone telephone by 11:59 p.m., Eastern Time, on March 3, 2020 in order for them to be counted at the Annual Meeting. We encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to view future mailings electronically rather than receiving them on paper.
We urge you to submit your proxy promptly. Even after submitting the proxy, you may, of course, vote in person on all matters brought before the meeting.
Sincerely,
Thomas E. Salmon
Chief Executive Officer

Notice of Annual Meeting of Stockholders
Berry Global Group, Inc.
March 4, 2020
10:00 a.m., Central Time
Tropicana Executive Conference Center
450 NW Riverside Dr., Evansville, Indiana 47708
ITEMS OF BUSINESS
(1)
To elect ten director nominees to Berry’s Board of Directors for one-year terms;

(2)
To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending September 26, 2020;

(3)
To approve, on an advisory, non-binding basis, our executive compensation;

(4)
If properly presented at the Annual Meeting, to consider a stockholder proposal requesting the Board to take steps necessary to permit stockholders to act by written consent; and

(5)
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are B. Evan Bayh, Jonathan F. Foster, Idalene F. Kesner, Carl J. Rickertsen, Ronald S. Rolfe, Thomas E. Salmon, Paula A. Sneed, Robert A. Steele, Stephen E. Sterrett, and Scott B. Ullem, each of whom presently serves as a director of Berry. We describe each of the foregoing proposals in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.
RECORD DATE
Only stockholders of record at the close of business on January 10, 2020, the record date, are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting.
PROXY VOTING
We encourage you to attend our Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement.
By order of the Board of Directors,
/s/ Jason K. Greene

Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on Wednesday, March 4, 2020:
The proxy materials for the Annual Meeting are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY
This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
Proxy Voting Matters
Our Board’s Recommendation
Proposal 1 – Election of Directors (page 31)
The Board and the Nominating and Governance Committee believe that the ten director nominees possess the necessary qualifications to provide effective oversight of the Company’s business.	FOR each Director Nominee
Proposal 2 – Ratification of the Appointment of Ernst & Young LLP as Independent Auditors (page 31)
The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Independent Auditors for the fiscal year ending September 26, 2020 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the Independent Auditors.	FOR
Proposal 3 – Executive Compensation (page 32) The Board recommends that stockholders approve, on an advisory, non-binding basis, our executive compensation.	FOR

Proposal 4 – Stockholder Proposal requesting the Board to take steps necessary to permit stockholders to act by written consent (page 32)
The Board recommends that stockholders vote against this stockholder proposal because the Board and the Nominating and Governance Committee believe the proposal is unnecessary given the Company’s current governance practices and is not in the best interests of our stockholders as a whole.
AGAINST
How to Cast Your Vote
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Submitting a Proxy by Mail:   Return your completed and signed proxy card in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by March 3, 2020.

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Submitting a Proxy via the Internet:   www.proxyvote.com by 11:59 p.m., Eastern Time, on March 3, 2020.

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Submitting a Proxy by Telephone:   Call the number shown on your proxy card or voter instruction form by 11:59 p.m., Eastern Time, on March 3, 2020.

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Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting.

2020 Proxy Statement

PROXY STATEMENT SUMMARY
Director Nominees
Name	Age	Occupation	Committee Membership	Independent	Other Public Company Boards
B. Evan Bayh	64	Senior Advisor with Apollo Global Management	CC	✓	Fifth Third Bancorp, Inc. (NASDAQ: FITB); Marathon Petroleum Corporation (NYSE: MPC); and RLJ Lodging Trust (NYSE: RLJ)
Jonathan F. Foster	59	Founder and Managing Director of Current Capital Partners LLC	CC	✓	Masonite International Corporation (NYSE: DOOR); Lear Corporation (NYSE: LEA) and Five Point Holdings LLC (NYSE: FPH)
Idalene F. Kesner	61	Dean of Indiana University’s Kelley School of Business	NGC	✓	Olympic Steel, Inc. (NASDAQ: ZEUS)
Carl J. (Rick) Rickertsen	59	Managing Partner of Pine Creek Partners	AC CC (Chair)	✓	None
Ronald S. Rolfe	74	Retired Partner of Cravath, Swaine & Moore LLP	AC NGC (Chair)	✓	None
Thomas E. Salmon	56	Berry Chairman of the Board and Chief Executive Officer			Old National Bancorp (NASDAQ: ONB)
Paula A. Sneed	72	Chairperson and CEO of Phelps Prescott Group LLC	NGC	✓	Charles Schwab Corporation (NYSE: SCHW) and TE Connectivity Ltd. (NYSE: TEL)
Robert A. Steele	64	Retired Procter & Gamble Vice Chairman Global Health and Well-being	NGC	✓	BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ); Newell Brands Inc. (NYSE: NWL)
Stephen E. Sterrett	64	Former Sr. Executive Vice President and Chief Financial Officer of Simon Property Group, Inc.	AC (Chair)	✓	Equity Residential (NYSE: EQR)
Scott B. Ullem	53	Chief Financial Officer of Edwards Lifesciences Corporation	CC	✓	None
AC = Audit Committee
CC = Compensation Committee
NGC = Nominating and Governance Committee

2020 Proxy Statement

PROXY STATEMENT SUMMARY
Governance Highlights
We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. The Corporate Governance section beginning on page 13 describes our governance framework, which includes the following highlights:
Board Independence
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9 of our 10 current directors are independent.

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Mr. Salmon is the only management director.

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There are regular executive sessions for independent directors and any independent director may raise matters for discussion at these executive sessions.

Lead Independent Director
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Our Corporate Governance Guidelines require a Lead Independent Director position with specific responsibilities to ensure independent oversight of management whenever our CEO is also the Chairman of the Board. The Lead Independent Director is elected annually by the independent directors.

Board Composition
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The Board has fixed the number of directors at 10.

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We regularly assess our Board and Board member performance and can adjust the number of directors according to our needs.

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Our Board has a diverse mix of skills, experience and backgrounds, which we regularly assess.

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Our director attendance for Board and committee meetings was in excess of 75% in fiscal 2019.

Accountability to Stockholders
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Proxy Access.   Our Bylaws provide proxy access, allowing a stockholder or group of up to 20 stockholders continuously owning an aggregate of 3% or more of our outstanding common stock for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the number of directors then in office or two nominees, provided the stockholders and nominees otherwise satisfy the requirements of our Bylaws.

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Majority Voting/Director Resignation Policy.   Our Bylaws provide that in uncontested director elections each director shall be elected by the vote of the majority of the votes cast. Our Corporate Governance Guidelines provide that any incumbent director nominee in an uncontested election who receives a greater number of votes “against” than votes “for” such nominee’s election shall promptly tender his or her resignation to the Board for the Board’s consideration.

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Board Declassification.   Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for the annual election of directors.

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We do not have a poison pill.

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Special Meeting.   Our Certificate of Incorporation and Bylaws permit stockholders who hold, in the aggregate, at least 25% of the outstanding common stock of the Company to call a special meeting of stockholders.

Independent Board Committees
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We have three Board committees – Audit, Nominating and Governance, and Compensation.

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All of the Board committees are composed entirely of independent directors, and each has a written charter that is reviewed and reassessed annually and is posted on our website.

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Our Board and each committee may engage independent advisors at its sole discretion.

Risk Oversight
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Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks. Our Board oversees management as it fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Succession Planning
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The Board actively monitors our succession plans and receives regular updates on talent management, diversity and retention matters. At least annually, the Board reviews senior management succession and development plans.

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The Board periodically evaluates Board succession and the processes by which additional directors with strong and diverse experience can be attracted and selected for future Board seats.

Board/Committee Self-evaluation	• We have an annual self-evaluation process for the Board. • We have an annual self-evaluation process for each standing Committee of the Board.
Robust Director and Executive Officer Share Ownership Guidelines
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Our share ownership guidelines require each director, the Chief Executive Officer, and each Chief Executive Officer direct report who is an Executive Vice President or above, on or before the end of a five (5) year transition period, to have a financial stake in Berry common stock with a value equivalent to:

■   Non-employee directors: 4 times annual cash retainer
■   Chief Executive Officer: 6 times base salary
■   Chief Executive Officer direct reports: 3 times base salary

Ethics/Corporate Responsibility
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All of our directors and Executive Officers are required to abide by the Company’s Code of Business Ethics and the Company’s Certification and Supplemental Code of Ethics.

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The Company has an active ethics and compliance program, which includes regular employee training.

2020 Proxy Statement

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
Our Compensation Philosophy — Pay for Performance. The Company believes that executive compensation should be designed to align closely the interests of its executive officers and stockholders and to attract, motivate, reward and retain superior management talent. The Company’s executive compensation is comprised of the following components:
	Plan	Purpose	Relevant Performance Metric and Description
Annual/Short Term Incentive	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility associated with position held	Based on individual performance, position, and responsibility	Fixed
	Executive Bonus Plan	To provide a short-term annual performance-based cash incentive opportunity through a bonus plan that is based upon achievement of the established performance goals
Bonus is determined based on two components that are tied directly to the performance of the Company:
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an Adjusted EBITDA target (75% of the target award): and

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a free cash flow target (25% of the target award)

Variable
Long-Term Incentive	Long-Term Incentive Plan	To provide long-term incentive opportunities in the form of equity awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with the interests of our stockholders	Option awards vest over a five-year period and incentivize performance as the options have value only to the extent the market value of the Company stock increases following issuance

The pie charts below show the mix of aggregate Named Executive Officer compensation by type, form, and length, at target for 2019:
Based on our actual results for the fiscal year ended September 28, 2019, the Company did not meet the minimum threshold Adjusted EBITDA performance target, but achieved 100% of the free cash flow performance target, which resulted in a total annual bonus payout to our Named Executive Officers equal to 16.25% of base salary, with the exception of Mr. Salmon, who earned an annual bonus payout equal to 25% of base salary for fiscal 2019.

2020 Proxy Statement

BERRY GLOBAL GROUP, INC.
Proxy Statement for Annual Meeting of Stockholders
March 4, 2020
In this Proxy Statement, Berry Global Group, Inc. and its subsidiaries are collectively referred to as “we,” “us,” “our,” “our Company,” “the Company” or “Berry.”
Questions and Answers about this Annual Meeting
Why did I receive this Proxy Statement?
As a Berry stockholder, you received this Proxy Statement because our Board of Directors is soliciting your proxy to vote at its upcoming Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, March 4, 2020, at 10:00 a.m., Central Time, at the Tropicana Executive Conference Center, 450 NW Riverside Dr., Evansville, Indiana 47708.
This Proxy Statement summarizes the information you need to know to vote on an informed basis at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. See “How do I vote my shares before the Annual Meeting?” We will begin distributing this Proxy Statement, the attached notice of Annual Meeting and the proxy card(s) on or about January 22, 2020.

What am I voting on?
If you hold shares of Berry common stock, you are being asked to consider and vote on the following proposals:
1.
To elect ten director nominees to Berry’s Board of Directors for one-year terms;

2.
To ratify the selection of Ernst & Young LLP as Berry’s independent registered public accountants for the fiscal year ending September 26, 2020;

3.
To approve, on an advisory, non-binding basis, our executive compensation; and

4.
To consider a stockholder proposal requesting the Board to take steps necessary to permit stockholders to act by written consent (the “Stockholder Proposal”).

Who is entitled to vote?
Holders of outstanding common stock as of the close of business on January 10, 2020, the record date, are entitled to vote at the Annual Meeting. As of January 10, 2020, 132,393,631 shares of common stock were outstanding. Each holder of our common stock as of the record date will be entitled to one vote per share.

Has the Board of Directors made any recommendation with respect to each proposal?
The Board of Directors recommends that holders of common stock vote (i) FOR the election of each director nominee; (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2020; (iii) FOR approval of our executive compensation on a non-binding, advisory basis; and (iv) AGAINST the Stockholder Proposal.

What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
How do I vote my shares before the Annual Meeting?
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.
If you hold your shares in your own name, you may submit a proxy by one of several methods:
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Submitting a Proxy by Mail:    If you choose to submit a proxy by mail, simply mark the appropriate proxy card, date and sign it, and return it in the postage paid envelope provided or to the address shown on the proxy card. The proxy card must be received by March 3, 2020.

•
Submitting a Proxy by Telephone or via the Internet:    If you choose to submit a proxy by telephone or via the Internet, follow the instructions provided on the proxy card. If you submit your proxy by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone proxy submission is available 24 hours a day. Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on March 3, 2020.

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Submitting a Proxy in Person at the Annual Meeting:   You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy by telephone or via the Internet, or by completing, signing, dating, and returning the attached proxy card by the applicable deadline so that your vote will be counted, if you later decide not to, or are unable to, attend the meeting.
By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Shares held in street name are shares held electronically in the account of a broker. The actual stockholder is referred to as the beneficial owner. Stock exchange rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under these rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2020. However, unless you provide voting instructions to your broker, your broker does not have authority to vote on the election of directors, approval of our executive compensation or the Stockholder Proposal. Therefore, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If you hold shares in your own name (i.e. do not hold shares in “street name”) and provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your own name and return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf  (i) FOR the election of each director nominee; (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2020; (iii) FOR approval of our executive compensation on a non-binding, advisory basis; and (iv) AGAINST the Stockholder Proposal. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion as well.

What constitutes a quorum?
Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker “non-vote” occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares.

How many votes are needed for approval of each proposal?
Each director must be elected by the affirmative vote of a majority of the votes cast with respect to each director by the shares present in person or represented by proxy and entitled to vote on the matter (Proposal 1). The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 26, 2020 (Proposal 2); to approve, on an advisory, non-binding basis, our executive compensation (Proposal 3); and to approve the Stockholder Proposal (Proposal 4). A broker non-vote or an abstention with respect to the election of directors is not a vote cast and, therefore, will have no effect on the outcome of the election of directors. An abstention with respect to Proposal 2, Proposal 3 or Proposal 4 will not be voted, although it will be counted for the purpose of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a vote against Proposal 2, Proposal 3 or Proposal 4. Broker non-votes have no effect on the outcome of the voting on Proposal 3 or Proposal 4.

2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
How can I change my vote?
You may revoke your proxy at any time before it is exercised by:
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Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

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Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting; or

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Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:
Berry Global Group, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention: Jason K. Greene, Chief Legal Officer and Secretary
Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.
If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Does Berry offer an opportunity to receive future proxy materials electronically?
Yes. If you are a stockholder of record, you may, if you wish, receive future Proxy Statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Electronic delivery saves Berry money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online. Berry charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964.

Who can attend the Annual Meeting?
All stockholders of record as of January 10, 2020 can attend.
What do I do if I have additional questions?
If you have any questions prior to the Annual Meeting, please contact our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964.

2020 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
DIRECTORS
Thomas E. Salmon

Age: 56
Chief Executive Officer, Director, and
Chairman of the Board
Term to Expire: 2021
Thomas E. Salmon has been Chief Executive Officer of Berry since February 2017. Prior to becoming Chief Executive Officer of Berry, Mr. Salmon served as President and Chief Operating Officer of Berry since October 2016. He previously served as President of Berry’s Consumer Packaging Division from November 2015 until October 2016, President of Berry’s Rigid Closed Top Division from November 2014 until November 2015, and President of Berry’s Engineered Materials Division from 2003 until November 2014. Mr. Salmon serves on the board of directors and the compensation committee of Old National Bank. Mr. Salmon holds a Bachelor of Business Administration from Saint Bonaventure University in Western New York. Mr. Salmon’s position as our Chief Executive Officer, extensive familiarity with our Company and extensive experience in the plastics and packaging business qualify him to serve as a director of the Company.
B. Evan Bayh

Age: 64
Director
Term to Expire: 2021
B. Evan Bayh has been a member of our Board of Directors since October 2011. Mr. Bayh is a senior advisor with Apollo Global Management, Of Counsel with Cozen O’Connor, Senior Advisor with Cozen O’Connor Public Strategies, and is a former U.S. Senator and Indiana Governor. He was a member of the U.S. Senate from the State of Indiana from 1998 until his retirement in 2011. While in the Senate, he served on a variety of committees, including the Banking, Housing and Urban Affairs Committee, and the Committee on Small Business and Entrepreneurship. Prior to serving in the Senate, Mr. Bayh served as Indiana Governor from 1988 to 1997. Mr. Bayh also serves on the board of directors of Fifth Third Bancorp, Inc., Marathon Petroleum Corporation, RLJ Lodging Trust, and Zenith American. He previously served on the board of directors of McGraw-Hill Education Inc. Mr. Bayh’s many years of service in elected office, including as the chief executive of a large Midwestern state, qualifies him to serve as a director of the Company.
Jonathan F. Foster

Age: 59
Director
Term to Expire: 2021
Jonathan F. Foster has been a member of our Board of Directors since April 2014. Since 2008 Mr. Foster has served as Founder and a Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. From 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. Mr. Foster has served in numerous key executive leadership positions including: Executive Vice President — Finance and Business Development of Revolution LLC; Managing Director of The Cypress Group; Senior Managing Director and Head of Industrial Products and Services Mergers and Acquisitions at Bear Stearns & Co; and Executive Vice President, Chief Operating Officer, and Chief Financial Officer of ToysRUs.com, Inc.
Prior to the aforementioned positions, Mr. Foster was with Lazard, including as a Managing Director, for over 10 years, primarily in mergers and acquisitions. Mr. Foster is a board member of Masonite International Corporation, Lear Corporation, and Five Point Holdings. He was previously a member of the board of directors of Sabine Oil & Gas Corporation, Smurfit-Stone Container Corporation, and Chemtura Corporation, as well as a Trustee of the New York Power Authority. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting and Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School. Mr. Foster’s investment banking, finance, and investment experience qualifies him to serve as a director of the Company.
Idalene F. Kesner

Age: 61
Director
Term to Expire: 2021
Idalene F. Kesner has been a member of our Board of Directors since April 2014. Dr. Kesner has served as dean for Indiana University’s Kelley School of Business, since July 2013. Dr. Kesner joined the Kelley School faculty in 1995, coming from a titled faculty position at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. While at Indiana University, Dr. Kesner has served as co-director of the School’s Consulting Academy, Chairwoman of Kelley’s Full-Time M.B.A. Program, Chairwoman of the Department of Management and Entrepreneurship, and Associate Dean for Faculty & Research. In addition to teaching various graduate-level courses in the area of strategic management, Dr. Kesner has taught in more than 100 executive programs and served as a consultant for many national and international firms, working on strategic issues. Her research has focused on the areas of corporate boards of directors, corporate governance, and mergers and acquisitions. Dr. Kesner serves on the board of advisors for Lincoln Industries, and she serves on the board of directors for American Family Insurance and Olympic Steel, Inc. She was previously a member of the board of directors of Main Street America Group and Sun Life Financial. Dr. Kesner also serves on several non-profit boards including the Association to Advance Collegiate Schools of Business, and the Kelley Executive Education Foundation, Inc. Dr. Kesner holds an M.B.A. and Ph.D. in business administration from Indiana University and a bachelor’s degree in business administration from Southern Methodist University. Dr. Kesner’s leadership and business acumen as well as her prior years of service on various corporate boards qualify her to serve as a director of the Company.
Carl J. (Rick) Rickertsen

Age: 59
Director
Term to Expire: 2021
Carl J. (Rick) Rickertsen has been a member of our Board of Directors since January 2013. Mr. Rickertsen is currently a managing partner of Pine Creek Partners, a private equity investment firm based in Washington, D.C., a position he has held since January 2004. He has worked in private equity since 1987. Prior to founding Pine Creek Partners in 2004, Mr. Rickertsen was chief operating officer and partner of Thayer Capital Partners from 1998 to 2004. Mr. Rickertsen was a founding partner of three Thayer investment funds and is a published author. He serves on the board of directors of MicroStrategy and Apollo Senior Credit Funds (AIF and AFT). He was formerly a board member of Noranda Corporation, Convera Corporation, UAP Holding Corp., and Homeland Security Capital

2020 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
Corporation. Mr. Rickertsen graduated with distinction from Stanford University and Harvard Graduate School of Business, obtaining a B.S. in Industrial Engineering from Stanford and M.B.A. from Harvard. Mr. Rickertsen’s extensive business experience qualifies him to serve as a director of the Company.
Ronald S. Rolfe

Age: 74
Director
Term to Expire: 2021
Ronald S. Rolfe has been a member of our Board of Directors since October 2013. Until his retirement as a partner in 2010, Mr. Rolfe was a member of the Litigation Department at Cravath, Swaine & Moore LLP for more than 40 years. During his tenure, Mr. Rolfe led major antitrust and securities cases; SEC, NYSE, NASDAQ, and grand jury investigations; and, a wide range of commercial litigation and arbitrations. He was also active in major merger and acquisition transactions and corporate governance advice. Mr. Rolfe is a former board member of Time Inc. where he served as Chairman of the Audit and Finance Committee and was a member of the Nominating and Governance Committee. During the period 2014-2017 he was a director of Reynolds American, Inc. where he served on the Audit and Finance Committee and the Nominating and Governance Committees. During the period 2013-2016, Mr. Rolfe was a member of the board of Noranda Aluminum Holding Corporation where he served on the Environmental, Health, and Safety Committee and the Nominating and Governance Committee. Mr. Rolfe is also a member of the boards of Advanced Assessment Systems, Inc. and Cloudlex, Inc. and the Akanksha Fund. He holds an A.B. from Harvard College and graduated magna cum laude with a J.D. from Columbia Law School, where he served as an editor of the Columbia Law Review. Mr. Rolfe was also a Harlan Fiske Stone Scholar and James Kent Scholar. Mr. Rolfe dedicates much time to both professional organizations and civic endeavors, including serving as President Emeritus and a Trustee of the board of The Allen-Stevenson School, a member of the Dean’s Council of Columbia Law School, and a Co-Chair of the board, a Trustee and member of the Nominating and Governance Committee of De La Salle Academy. Mr. Rolfe’s extensive experience working with public companies and governance issues in both legal counsel and director and committee member capacities qualifies him to serve as a director of the Company.
Paula A. Sneed

Age: 72
Director
Term to Expire: 2021
Paula A. Sneed has been a member of our Board of Directors since March 2018. Ms. Sneed is the Chairperson and CEO of Phelps Prescott Group LLC (PPG), a strategy and management consultancy she cofounded in 2007. She retired from General Foods/Kraft Foods in 2006 after a 29 year career during which she held a variety of marketing, general management and senior executive roles including Executive Vice President and President of two operating divisions, Chief Marketing Officer, Executive Vice President e-Commerce and Executive Vice President, Global Marketing Resources and Initiatives. Ms. Sneed is a Director of Charles Schwab Corporation, TE Connectivity Ltd., The Family Independence Initiative, the Surge Institute, and New Schools Venture Fund. She is a former Director of Hercules Inc., Airgas Inc., Communispace Inc., American Marketing Association, Right To Play, Turnaround For Children, and Teach For America national and Chicago regional boards. She is also a former trustee of Simmons College and Illinois Institute of Technology. Ms. Sneed earned a BA from Simmons College and an MBA from Harvard Business School. She received an honorary Doctorate degree in Business Administration from Johnson and Wales University. Ms. Sneed’s extensive management and marketing experience, particularly in the consumer products industry, qualifies her to serve as a director of the Company.
Robert A. Steele

Age: 64
Director
Term to Expire: 2021
Robert A. Steele has been a member of our Board of Directors since October 2014. In 2011, Mr. Steele retired from Procter & Gamble as the company’s Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations. Mr. Steele is a board member of BJ’s Wholesale Club Holdings, Inc., where he serves as the Lead Director and on the Audit Committee and Newell Brands Inc., where he serves on the Finance Committee and the Nominating and Governance Committee. Mr. Steele was previously a member of the board of directors of the Keurig/Green Mountain Coffee Company, Beam Inc., LSI Industries, Inc. and Kellogg Company. Mr. Steele has a bachelor’s degree in Economics from College of Wooster and a M.B.A. from Cleveland State University. Mr. Steele’s in-depth knowledge of the global consumer goods market and his leadership and business experience qualifies him to serve as a director of the Company.
Stephen E. Sterrett

Age: 64
Director
Term to Expire: 2021
Stephen E. Sterrett has been a member of our Board of Directors since January 2015. Mr. Sterrett retired on December 31, 2014 as the Sr. Executive Vice President and Chief Financial Officer of Indianapolis-based Simon Property Group, Inc., a position he held since 2000. From 1993 to 2000 Mr. Sterrett held the position of Treasurer with Simon. Prior to joining the Simon organization in 1988 he was a senior manager with the international accounting firm of Price Waterhouse. Mr. Sterrett currently serves on the board of Equity Residential, an S&P 500 company. Mr. Sterrett was previously a member of the board of directors of Realty Income Corporation from 2014 to 2019. In 2018 he became a Trustee of Butler University, a private university in Indianapolis, Indiana. He serves as the Vice Chairman of the Board of Tindley Accelerated Schools, a K-12 charter school network in Indianapolis, Indiana. Mr. Sterrett also serves on the board of directors of the following not for profit companies: the Indiana Golf Association and its Foundation, the Indiana University Center for Real Estate Studies and the Kelley School of Business Dean’s Council. Mr. Sterrett holds a B.S. degree in accounting and an M.B.A. in finance, both from Indiana University. Mr. Sterrett’s extensive accounting and financial experience qualifies him to serve as a director of the Company.
Scott B. Ullem

Age: 53
Director
Term to Expire: 2021
Scott B. Ullem has been a member of our Board of Directors since July 2016. Mr. Ullem became Chief Financial Officer of Edwards Lifesciences Corporation in January 2014. Prior to joining Edwards, he served from May 2010 to December 2013 as Chief Financial Officer of Bemis Company Inc. Mr. Ullem served from 2008 to May 2010 as the Vice President, Finance of Bemis. Before joining Bemis, Mr. Ullem spent 17 years in investment banking, serving as Managing Director at Goldman Sachs and later for Bank of America. Mr. Ullem earned a bachelor’s degree in political science from DePauw University and an M.B.A. from Harvard Business School. Mr. Ullem’s extensive accounting and financial experience and in-depth knowledge of the packaging market qualify him to serve as a director of the Company.

2020 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Thomas E. Salmon

Age: 56
Chief Executive Officer and Chairman of the Board
See page 8 above for biographical information for Mr. Salmon.
Mark W. Miles

Age: 48
Chief Financial Officer and Treasurer
Mark W. Miles has been Chief Financial Officer since January 2014. Mr. Miles previously served as Berry’s Executive Vice President, Controller and Treasurer from August 2005 to January 2014. Mr. Miles started with the Company as Corporate Controller in 1997.
Curtis L. Begle

Age: 44
President, Health, Hygiene and Specialties Division
Curtis L. Begle has been President of Berry’s Health, Hygiene and Specialties Division since December 2018. He previously served as President of Berry’s Engineered Materials Division from November 2014 to December 2018 and as President of Berry’s Rigid Closed Top Division from December 2009 to November 2014. He holds a bachelor’s degree in business administration from the University of Evansville and a master’s degree in business administration from the University of Southern Indiana.
Jean-Marc Galvez

Age: 53
President, Consumer Packaging — International Division
Jean-Marc Galvez has been President of Berry’s Consumer Packaging — International Division since July 2019. He previously served as President of Berry’s Consumer Packaging Division since January 2017 and President — Europe, Middle East, India, and Africa of Berry’s Health, Hygiene and Specialties Division from November 2015 to January 2017. He was President — EMEIA Global Building and Geosynthetics for AVINTIV, Inc. (“Avintiv”), which Berry acquired in 2015, from May 2014 to November 2015 and served as Senior Vice President and General Manager of the EMEIA region at Polymer Group, Inc. from April 2012 to May 2014. He holds a master’s and bachelor’s degree in chemical engineering from Ecole Nationale Superieure de Chimie in Montpellier, France and has completed its general manager executive education at IESE Business School.
Michael E. Hill

Age: 53
President, Engineered Materials Division
Michael E. Hill has been President of Berry’s Engineered Materials Division since December 2018. He previously served as Berry’s Executive Vice President and General Manager of various segments with the Consumer Packaging Division from November 2015 to December 2018. Mr. Hill started with Berry in 1997 during which time he held multiple positions of increasing responsibility in operations, sourcing, marketing, and sales. Mr. Hill holds a bachelor’s degree in business administration from Middle Tennessee State University and is also a certified Six Sigma Green Belt.
William J. Norman

Age: 48
President, Consumer Packaging — North America Division
William J. Norman has been President of Berry’s Consumer Packaging — North America Division since July 2019. He previously served as Berry’s Executive Vice President — Consumer Packaging Commercial Operations from February 2019 to July 2019, Executive Vice President & General Manager — Consumer Packaging Food from November 2015 to February 2019, and President — Rigid Open Top Division, a position he held from October 2013 to November 2015. Mr. Norman joined Berry in 1993 during which time he held managerial and vice president positions in accounting, finance, and commercial and strategic planning. He holds a bachelor’s degree in Accounting from the University of Southern Indiana.
Jason K. Greene

Age: 49
Executive Vice President, Chief Legal Officer, and Secretary
Jason K. Greene has been Berry’s Executive Vice President and Chief Legal Officer since February 2016. He previously served as Berry’s Executive Vice President and General Counsel from January 2013 to February 2016. He was hired in December 2010 as Berry’s Deputy General Counsel. Mr. Greene holds a Bachelor of Accounting, Master of Accounting, and Juris Doctor all from the University of Florida.
James M. Till

Age: 42
Executive Vice President and Controller
James M. Till has been Berry’s Executive Vice President and Controller since January 2014. Mr. Till started with Berry in 2008, during which time he held multiple positions of increasing responsibility in accounting and finance. Most recently, Mr. Till had been Berry’s Vice President of Accounting and Finance from November 2010 to January 2014.

2020 Proxy Statement

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of January 10, 2020, regarding the beneficial ownership of the common stock of Berry Global Group, Inc. with respect to:
•
each person known to us to be a beneficial owner of more than 5% of our outstanding common stock;

•
each of our directors and director nominees and each current executive officer named in the Summary Compensation Table appearing under “Executive Compensation — Summary Compensation Table” below; and

•
all directors and executive officers as a group.

As of January 10, 2020, there were 132,393,631 shares of our common stock outstanding.
Name of Beneficial Owner(1)	Direct and Indirect Share Ownership(1)	Right to Acquire(2)	Total Beneficially Owned	Percent of Class
Thomas E. Salmon	30,400	594,000	624,400	*
Mark W. Miles	52,916	555,000	607,916	*
Curt L. Begle	28,500	235,600	264,100	*
Jean-Marc Galvez	0	88,000	88,000	*
Jason K. Greene	250	243,220	243,470	*
B. Evan Bayh	24,500	72,500	97,000	*
Jonathan F. Foster	0	72,500	72,500	*
Idalene F. Kesner	28,000	44,500	72,500	*
Carl J. (Rick) Rickertsen	0	58,500	58,500	*
Ronald S. Rolfe	1,040	72,500	73,540	*
Paula A. Sneed	2,050	26,000	28,050	*
Robert A. Steele	0	58,500	58,500	*
Stephen E. Sterrett	0	58,500	58,500	*
Scott B. Ullem	0	42,500	42,500	*
All current directors and executive officers as a group (17 persons)(2)	167,656	2,502,420	2,670,076	2.0%
The Vanguard Group, Inc.(3)	11,738,069	—	11,738,069	8.8%
Canyon Capital Advisors LLC(4)	8,686,222	—	8,686,222	6.6%
Eminence Capital, LP(5)	7,010,282	—	7,010,282	5.3%
Viking Global Investors LP(6)	6,945,161	—	6,945,161	5.2%
*
Less than 1% of common stock outstanding.

(1)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Includes options that are currently vested or that will vest within 60 days after January 10, 2020.

(3)
Information based on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2019 by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, including on behalf of certain subsidiaries, reporting beneficial ownership as of December31,2018. The Vanguard Group, Inc., has sole voting power with respect to 68,101 of the shares, shared voting power with respect to 19,817 of the shares, sole dispositive power with respect to 11,663,509 of the shares and shared dispositive power with respect to 74,560 of the shares.

(4)
Information based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019 by Canyon Capital Advisors LLC, Mitchell R. Julis, and Joshua S. Friedman, each located at 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067, reporting beneficial ownership as of December 31, 2018. Such filing reports that Canyon Capital Advisors LLC has sole voting power with respect to 8,686,222 of the shares and sole dispositive power with respect to 8,686,222 of the shares, Mitchell R. Julis has shared voting power with respect to 8,686,222 of the shares and shared dispositive power with respect to 8,686,222 of the shares, and Joshua S. Friedman has shared voting power with respect to 8,686,222 of the shares and shared dispositive power with respect to 8,686,222 of the shares.

(5)
Information based on Schedule 13G filed with the Securities and Exchange Commission on February 15, 2019 by Eminence Capital, LP, Eminence GP, LLC, and Ricky C. Sandler, each located at 399 Park Avenue, 25th Floor, New York, NY 10022, reporting beneficial ownership as of February 5, 2019. Such filing reports that Eminence Capital, LP has shared voting power with respect to 7,010,282 of the shares and shared dispositive power with respect to 7,010,282 of the shares, Eminence GP, LLC has shared dispositive power with respect to 4,409,407 of the shares and shared

2020 Proxy Statement

dispositive power with respect to 4,409,407 of the shares, and Ricky C. Sandler has shared voting power with respect to 7,010,282 of the shares and shared dispositive power with respect to 7,010,282 of the shares.
(6)
Information based on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2019 by Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities II LP, Viking Global Equities Master Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, each located at 55 Railroad Avenue, Greenwich, CT 06830, reporting beneficial ownership as of February 8, 2019. Such filing reports that Viking Global Investors LP has shared voting power with respect to 6,945,161 of the shares and shared dispositive power with respect to 6,945,161 of the shares, Viking Global Performance LLC has shared voting power with respect to 4,960,828 of the shares and shared dispositive power with respect to 4,960,828 of the shares, Viking Global Equities II LP has shared voting power with respect to 99,214 of the shares and shared dispositive power with respect to 99,214 of the shares, Viking Global Equities Master Ltd. has shared voting power with respect to 4,861,614 of the shares and shared dispositive power with respect to 4,861,614 of the shares, Viking Long Fund GP LLC has shared voting power with respect to 1,984,333 of the shares and shared dispositive power with respect to 1,984,333 of the shares, Viking Long Fund Master Ltd. has shared voting power with respect to 1,984,333 of the shares and shared dispositive power with respect to 1,984,333 of the shares, O. Andreas Halvorsen has shared voting power with respect to 6,945,161 of the shares and shared dispositive power with respect to 6,945,161 of the shares, David C. Ott has shared voting power with respect to 6,945,161 of the shares and shared dispositive power with respect to 6,945,161 of the shares and Rose S. Shabet has shared voting power with respect to 6,945,161 of the shares and shared dispositive power with respect to 6,945,161 of the shares.

2020 Proxy Statement

CORPORATE GOVERNANCE
General
Berry aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines, policies and procedures are discussed below.

Corporate Governance Information on our Website
The following governance documents are available on the Investor page of our website, www.BerryGlobal.com, at “Corporate Governance — Highlights”:
•
Corporate Governance Guidelines

•
Code of Business Ethics

•
Certification and Supplemental Code of Ethics

•
Board Committee Charters

•
Share Ownership Guidelines

Paper copies can be obtained by writing to our Secretary, Berry Global Group, Inc., 101 Oakley Street, Evansville, IN 47710

Director Independence
Our Board of Directors has determined that all directors and director-nominees, with the exception of Mr. Salmon, satisfy the independence standards established by the Securities and Exchange Commission and the rules of the NYSE. Mr. Salmon is not considered independent under the listing standards of the NYSE because he is an employee of the Company. In addition, the Board has determined that each member of the Audit Committee, Compensation Committee, and the Nominating and Governance Committee is independent. In making such determination, the Board reviewed all relationships between the Company and each director.

Director Nomination Process
When considering individuals to recommend for nomination to the Board of Directors, the Nominating and Governance Committee considers both the requisite skills and characteristics of individual directors, as well as the composition of the Board of Directors as a whole. In the course of this assessment, the Nominating and Governance Committee may consider factors that include independence, skills, diversity (including viewpoint, professional experience, education, race, gender and national origin diversity) and industry or other relevant experience. The Nominating and Governance Committee may choose to engage the services of third-party consulting firms to assist during this process, as well.
The Nominating and Governance Committee will consider stockholder recommendations for director candidates, which should be submitted in writing to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryglobal.com, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a Proxy Statement under the rules of the Securities and Exchange Commission, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Nominating and Governance Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Nominating and Governance Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our Bylaws. See “Stockholder Proposals.”
Pursuant to the proxy access provisions of our Bylaws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our Bylaws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see ”Stockholder Proposals — Proxy Access Director Nominees.”
Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our Bylaws. See “Stockholder Proposals — Other Proposals and Nominees.”

2020 Proxy Statement

CORPORATE GOVERNANCE
Meeting Attendance
During the 2019 fiscal year our Board of Directors held four regular meetings and five special meetings. Each director attended, either in person or by telephone, at least 75% of the aggregate of  (1) the total number of meetings of our Board of Directors held while he or she was a director during the last fiscal year and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee during the last fiscal year. All directors have been invited to attend the Annual Meeting, but are not expected to attend. Mr. Salmon is the only director who attended the 2019 Annual Meeting.

Board Committees
Our Board of Directors has a Compensation Committee, an Audit Committee, and a Nominating and Governance Committee. Our Board of Directors has determined that each member of the Audit, Compensation, and Nominating and Governance Committees of the Board is independent. The charter for each committee of the Board of Directors is available on the Corporate Governance tab of our Investors section of our website at www.BerryGlobal.com. The composition of the Committees and the duties and responsibilities of each Committee is provided in the chart below.

Committee	Duties and Responsibilities	Committee Members	Total Number of Meetings During Fiscal Year 2019
Audit Committee(2)	Assist the Board in fulfilling its oversight responsibilities relating to: • the accounting, financial and external reporting policies and practices of the Company; • the integrity of the Company’s financial statements; • the independence, qualifications and performance of the Company’s independent auditor; • the effectiveness of the Company’s internal control over financial reporting; • the risk assessment and risk management practices of the Company; • the performance of the Company’s internal audit function; and • compliance with the Company’s Code of Business Ethics.	Mr. Sterrett(1) Mr. Rickertsen Mr. Rolfe	4
Compensation Committee
•
Approve and recommend to our Board of Directors all compensation plans for the executive officers and our Board of Directors.

•
Approve the short-term compensation of the executive officers and recommend for Board of Directors approval the short-term compensation for members of our Board of Directors.

•
Approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans.

•
Lead the Board of Directors in its annual review of the executive officers’ performance.

•
Review, and report to the Board on, the Company’s succession planning.

•
Prepare any report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement, if any.

		Mr. Rickertsen(1) Mr. Foster Mr. Bayh Mr. Ullem	6
Nominating and Governance Committee	• Implementation and review of criteria for membership on our Board of Directors and its committees. • Recommendation of proposed nominees for election to our Board of Directors and membership on its committees. • Recommendations to our Board of Directors regarding governance and related matters. • Review CEO and executive officer succession planning with the Compensation Committee as appropriate. • Lead the Board in its annual review of the Board’s performance.	Mr. Rolfe(1) Dr. Kesner Ms. Sneed Mr. Steele	2
(1)
Committee Chair

(2)
Our Board of Directors has determined that Messrs. Sterrett, Rickertsen and Rolfe satisfy the requirements for independence and financial literacy under the rules and regulations of the NYSE and the Securities and Exchange Commission, satisfy the financial sophistication requirements of the NYSE, and qualify as audit committee financial experts as defined under Securities and Exchange Commission rules and regulations.

2020 Proxy Statement

CORPORATE GOVERNANCE
Board Leadership Structure
The Board of Directors has historically chosen to combine the positions of Chief Executive Officer and Chairman of the Board so that the same person serves in both roles. While the Board believes it is important that the Company retain the organizational flexibility to determine whether the roles of Chief Executive Officer and Chairman of the Board are separated or combined, the Board believes that combining the positions of Chief Executive Officer and Chairman is in the Company’s best interest. This arrangement provides the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as the Board discusses key business and strategic issues. Coupled with a Lead Independent Director, the structure affords strong independent board leadership and engagement and oversight of management, promotes cohesiveness, and also allows for better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for success or failure.
When the Chairman and Chief Executive Officer roles are combined as they are currently, our Corporate Governance Guidelines require that we have a Lead Independent Director position to complement the Chairman’s role, and to serve as the principal liaison between the non-employee directors and the Chairman. Our Corporate Governance Guidelines require that Lead Independent Director be elected annually by the independent, non-employee directors. Mr. Sterrett currently serves as our Lead Independent Director, providing effective, independent leadership of our Board through his clearly defined and robust set of roles and responsibilities, including presiding at meetings of independent directors, including regularly scheduled executive sessions.

Board Role in Risk Oversight
It is the direct responsibility of the Chief Executive Officer and the other members of management to manage the Company’s enterprise risks on a day-to-day basis. The Board of Directors has responsibility for the oversight of risk management on an enterprise-wide basis through regular updates from management and the strategic planning process. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing and discussing with management the Company’s major risk exposures and the results of an annual corporate-wide risk assessment, the related corporate guidelines, and policies for risk assessment and risk management. The Company’s approach to risk management is to identify, prioritize, monitor and appropriately mitigate all material business risks in order to support the Company’s strategy, including proper financial management and sustainable growth, while protecting and enhancing stockholder value. In addition, the Board of Directors delegates certain risk management oversight responsibilities to its committees; for example, the Audit Committee is responsible for overseeing our material financial and other risk exposures, including risks relating to the financial reporting process and internal controls, as well as risks from related party transactions, and the Compensation Committee is responsible for overseeing risks relating to our compensation programs.

Communications with the Board
Any person who wishes to communicate with the Board of Directors, including the independent directors, may direct a written communication, addressed to the Board of Directors or to the independent directors, to our principal executive offices at 101 Oakley Street, Evansville, IN 47710, in care of our Secretary, or, alternatively, by email to ir@berryglobal.com. All correspondence will be logged and forwarded to the director or directors to whom it is addressed.

Share Ownership Guidelines
The Board encourages directors and Company management to hold a meaningful financial interest in the Company. Under the share ownership guidelines applicable to all non-employee directors, each non-employee director is expected to hold a financial stake in shares of Company common stock with a value equivalent to four times his or her annual cash retainer. Each non-employee director has five years after August 1, 2017, the date the guidelines were adopted, or five years after his or her initial election to the Board, whichever is earlier, to meet the ownership guidelines. Each of the non-employee directors was in compliance with the guidelines as of December 31, 2019 or is reasonably proceeding with compliance as of the applicable five-year achievement period. Under the share ownership guidelines applicable to Company management, the
Chief Executive Officer is required to hold a financial stake in shares of Company common stock in an amount equal to at least six times his annual base salary and the other Named Executive Officers are required to hold a financial stake in shares of Company common stock in an amount equal to at least three times their annual base salary. The Chief Executive Officer and the other Named Executive Officers have five years after August 1, 2017, the date the guidelines were adopted, or five years after his or her initial appointment to a qualifying management position, whichever is earlier, to meet the ownership guidelines. The Chief Executive Officer and the other Named Executive Officers were in compliance with the guidelines as of December 31, 2019 or are reasonably proceeding with compliance as of the applicable five-year achievement period.

No Hedging or Pledging of Stock
Berry policy prohibits directors, executive officers and key employees from engaging in publicly traded options and hedging transactions with regard to Berry securities, including the pledging of shares of Berry stock to secure personal loans.

2020 Proxy Statement

CORPORATE GOVERNANCE
Code of Business Ethics
We have a Code of Business Ethics that applies to all directors, officers, and employees, including our Chief Executive Officer and senior financial officers. The Company’s policy is to conduct its business in accordance with the highest ethical, moral, and legal standards, efficiently, in good faith, with due care, and in the best interests of the Company, its employees, and stockholders. Each Company director, officer, and employee has a primary duty to act at all times to uphold these standards and to act with honesty, integrity and fairness, and without actual or apparent conflict of interest.
We also have adopted a Certification and Supplemental Code of Ethics (the “Supplemental Code”) applicable to our Chief Executive Officer, all Company directors, employees reporting directly to the Chief Executive Officer, executive vice presidents, and regional presidents. The Company believes that the highest level of leaders at the Company have a responsibility to uphold the highest standards of integrity, to avoid even the appearance of impropriety, and to set an example of accountability for all others in the Company.
To codify this responsibility, the Company created the Supplemental Code, which is in addition to the standards set by our Code of Business Ethics, in order to establish a higher level of expectation for the most senior leaders of the Company. The Supplemental Code sets the expectations as to how our senior leaders conduct themselves in dealings with the Company, customers, suppliers and coworkers and it further defines our commitment to compliance with the Company’s policies, procedures and government rules and regulations. Our Code of Business Ethics and the Supplemental Code can be obtained on our website.

Compensation of Directors
For fiscal 2019, non-employee directors received cash compensation of $26,250 per quarter, plus $15,000 annually for serving as Chair of a Board committee and $35,000 annually for serving as Lead Independent
Director, and are also reimbursed for out-of-pocket expenses incurred in connection with their duties as directors. For fiscal 2019, non-employee directors earned fees and equity awards as shown in the following table.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
B. Evan Bayh	$105,000	$129,760	$234,760
Jonathan F. Foster	$105,000	$129,760	$234,760
Idalene F. Kesner	$105,000	$129,760	$234,760
Carl J. Rickertsen	$120,000	$129,760	$249,760
Ronald S. Rolfe	$120,000	$129,760	$249,760
Robert V. Seminara	$26,250	$0	$26,250
Robert A. Steele	$105,000	$129,760	$234,760
Stephen E. Sterrett	$155,000	$129,760	$284,760
Scott B. Ullem	$105,000	$129,760	$234,760
Paula A. Sneed	$105,000	$129,760	$234,760
(1)
Reflects grant date fair value, as computed in accordance with FASB ASC Topic 718, of options for 8,000 shares at an exercise price of  $49.90 per share awarded to each non-employee director on February 5, 2019.

Transactions with Related Persons
Our Board of Directors has adopted a written policy for the review and approval or ratification of any transaction with any related party where the aggregate amount involved is expected to exceed $120,000 and in which any related party had, has or will have a direct or indirect material interest, with the exception of  (i) certain transactions involving another company in which the related party’s only relationship is as a non-executive employee, director or less-than-10% equity owner or limited partner and (ii) certain additional exceptions. Under the policy, the Audit Committee shall review such related party transactions and may approve or ratify them only if it is determined that they are fair as to, and not inconsistent with the best interests of, the Company, considering all relevant facts and circumstances. When reviewing a related party transaction, the Audit Committee may take into consideration all of the relevant facts and circumstances available to it, including, to the extent relevant and feasibly provided: (a) the material terms and conditions of the transaction; (b) the related party’s relationship to the Company; (c) the related party’s interest in the transaction; (d) the approximate dollar value of the transaction and of the related party’s interest in the transaction; (e) the aggregate amount of all payments or installments to be made, in the case of a transaction providing for periodic payments or installments; (f) the aggregate amount of principal to be outstanding and interest rate payable, in the case of indebtedness; and (g) any other material information.
The policy requires any officer, director or employee of the Company or its subsidiaries who becomes aware of a potential related party transaction to notify the Chief Financial Officer or an Executive Vice President of the Company, who shall then review the proposed transaction and, if it is expected to fall within the policy, present it to the Audit Committee for review. Under the policy, the Audit Committee must approve any related party transaction by the affirmative vote of a majority of its disinterested members. If advance approval is not feasible, then the Audit Committee must ratify the related party transaction at its next regularly scheduled meeting or the transaction must be rescinded. In addition, the Chair of the Audit Committee may pre-approve or ratify any related party transaction in which the aggregate amount involved is reasonably expected to be less than $100,000.
In connection with our initial public offering, we entered into an income tax receivable agreement (the “tax receivable agreement”) that provides for the payment by us to our pre-initial public offering stockholders, option holders and holders of our stock appreciation rights of 85% of the amount of cash savings, if any, in U.S. federal, foreign, state and local income tax that we actually realize (or are deemed to realize in the case of a change of control) as a result of the utilization of our and our subsidiaries’ net operating losses attributable to periods prior to our initial public offering. During fiscal 2019, the Company made $36 million of

2020 Proxy Statement

CORPORATE GOVERNANCE
payments related to the tax receivable agreement, of which our Named Executive Officers and certain of our Directors received the following payments: Mr. Salmon — $35,000, Mr. Miles — $96,000, and Mr. Begle — $26,000. During the fourth fiscal quarter of 2019, the Company and Apollo Management VI, L.P., in its capacity as the stockholder representative under the tax receivable agreement, agreed to a final payment by the Company thereunder, thereby terminating the tax receivable agreement and satisfying, in full, any and all amounts owed by the Company thereunder.
Certain of the Company’s employees who invested in the Company, including the Chief Executive Officer, Chief Financial Officer, and President — Health, Hygiene and Specialties Division, entered into a stockholders agreement with the Company’s equity sponsors that was amended and restated upon completion of the Company’s initial public offering in October 2012 and most recently in January 2015 (the “Fourth Stockholders Agreement”). The Fourth Stockholders Agreement provides, among other things, for certain restrictions on the transferability of the equity ownership of the Company of each employee and certain other stockholders that are parties thereto, piggyback registration rights and repurchase rights by the Company in certain circumstances.
Other than as described above, the Company has not entered into any related party transactions required to be disclosed under Securities and Exchange Commission rules and regulations during fiscal 2019.

2020 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of three directors, each of whom the Board of Directors has determined is an “independent director” as defined by NYSE listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the Board of Directors. The Board has also determined that the members of the Audit Committee meet the financial literacy requirements of NYSE listing standards.
Management is responsible for the Company’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
For the fiscal year ended September 28, 2019, the Audit Committee engaged Ernst & Young LLP to serve as the Company’s independent auditor.
The Audit Committee has met and held discussions with management and Ernst & Young LLP. The Audit Committee reviewed and discussed the financial statements for fiscal 2019 with management and with Ernst & Young LLP. Management represented to the Audit Committee that the
Company’s consolidated financial statements as of and for the fiscal year ended September 28, 2019 were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP audited the Company’s consolidated financial statements as of and for the fiscal year ended September 28, 2019 and the effectiveness of the Company’s internal control over financial reporting as of September 28, 2019 and has issued a report thereon. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee approves in advance all services performed by the Company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the Company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the Company’s last fiscal year should be included in our Company’s Form 10-K, and made a formal recommendation to the Board of Directors to that effect.
Members of the Audit Committee at the time of the filing of the Form 10-K who approved this report:
Stephen E. Sterrett
Carl J. Rickertsen
Ronald S. Rolfe

2020 Proxy Statement

EXECUTIVE COMPENSATION
Executive Summary

Executive Compensation Highlights
•
Link compensation to Company performance.   Performance drives pay. A significant portion of compensation opportunities for the NEOs is variable, meaning it is tied to performance. Cash bonuses are based on the attainment of business plan performance metrics.

•
Balanced compensation program.   The compensation program includes complementary but diverse performance goals, a balance of types of compensation, and caps on the amount of compensation that can be awarded.

•
Compensation aligned with stockholder interests.   Long-term incentive compensation opportunities for the NEOs are equity-based.

•
Independent Compensation Consultant.   Our Compensation Committee utilizes an independent compensation consultant.

•
Double trigger change in control arrangements.   Benefits in connection with a change in control are only payable after a qualifying termination.

•
No repricing of awards.   No previously granted awards can be repriced or surrendered in exchange for new awards.

•
Recoupment Policy.   Our Compensation Committee adopted a Compensation Recoupment Policy, effective January 1, 2020, that provides for the recoupment of executive compensation in the event of certain accounting irregularities by executives.

Fiscal 2019 Compensation Overview
Our executive compensation program is comprised of  (i) base salary, (ii) short-term annual performance-based cash incentives (annual bonus), and (iii) long-term equity incentives. The highlights of our fiscal 2019 compensation program are as follows:
•
Fiscal 2019 base salaries for our executive officers were modestly increased from fiscal 2018 to generally reflect a cost of living adjustment, with limited additional adjustments based on performance and changes in position or responsibility.

•
The short-term annual performance-based cash incentive is comprised of two components that are tied directly to the performance of the Company:

■
an Adjusted EBITDA target (75% of the target award), and

■
a free cash flow target (25% of the target award).

•
Based on our actual results for the fiscal year ended September 28, 2019, Adjusted EBITDA performance did not meet the minimum threshold, but free cash flow came in at 100% of the target, which resulted in a total annual bonus payout to our Named Executive Officers equal to 16.25% of base salary, with the exception of Mr. Salmon, who earned an annual bonus payout equal to 25% of base salary.

•
Long-term equity incentives are generally awarded annually in the form of stock options that vest over a five-year period. The number of stock options awarded annually has generally been determined using benchmark data provided to us by Towers Watson. A detailed description of our long-term equity incentives can be found in the “Equity Compensation Plans” section below.

•
In fiscal 2019, we granted stock option awards with respect to approximately 2.3 million shares in the aggregate to non-employee directors, employees and officers, including options with respect to 513,000 shares to our Named Executive Officers.

Compensation Discussion and Analysis
The Executive Compensation Discussion and Analysis identifies and describes the basic principles, philosophies and rationale underlying our compensation decisions and programs as well as the key elements of compensation for our “Named Executive Officers” identified in our Summary Compensation Table below. The Compensation Committee made all final compensation decisions for our Chief Executive Officer and all executive officers, including each of our Named Executive Officers identified in our Summary Compensation Table below, for the 2019 fiscal year. For fiscal 2019, our Named Executive Officers identified in the Summary Compensation Table include our current Chief Executive Officer, Chief Financial Officer, and the next three highest compensated executive officers serving as such at fiscal year-end. Below is a discussion of the principles outlining our executive compensation program.
Our goal as an employer is to ensure that our pay practices are equitable as compared to market practice, facilitate appropriate retention, and reward exceptional performance. We have periodically conducted studies to better understand compensation programs of other manufacturing companies similar in size to the Company. Our studies have reviewed base salary, bonus, and long-term equity awards, and based on such studies, we believe that our overall compensation levels are competitive with other comparable companies.
The Company believes that executive compensation should be designed to align closely the interests of its executive officers and stockholders and to attract, motivate, reward and retain superior management talent. The Company utilizes the following guidelines pertaining to executive compensation:
•
pay compensation that is competitive with the practices of other manufacturing businesses that are similar in size to the Company;

•
provide wage enhancements aligned with the performance of the Company; and

•
pay for performance by:

■
setting performance goals determined (i) by the Compensation Committee for our Chief Executive Officer and (ii) by our Chief

2020 Proxy Statement

EXECUTIVE COMPENSATION
Executive Officer and the Compensation Committee for other executive officers;
■
providing a short-term annual performance-based cash incentive opportunity through a bonus plan that is based upon achievement of these performance goals; and

■
providing long-term incentive opportunities in the form of equity awards in order to retain those individuals with the leadership abilities necessary for increasing long-term stockholder value while aligning their interests with the interests of our stockholders.

Role of Compensation Committee
The Compensation Committee’s specific roles are to:
•
approve all compensation plans for the Chief Executive Officer of the Company and all other executive officers;

•
recommend to our Board of Directors all compensation plans for our Board of Directors;

•
approve the short-term compensation of the executive officers and recommend short-term compensation for members of our Board of Directors;

•
approve and authorize grants under the Company’s incentive plans, including all equity plans and long-term incentive plans;

•
lead the Board of Directors in its annual review of the executive officers’ performance; and

•
prepare the report on executive compensation required by Securities and Exchange Commission rules and regulations for inclusion in our annual Proxy Statement.

Role of Compensation Consultant and Benchmarking Analysis
In 2014 the Compensation Committee engaged Towers Watson to help design the 2015 Plan and provide advice regarding the number of shares to be reserved thereunder. Towers Watson’s assistance in designing the 2015 Plan included reviewing the Company’s outstanding stock option grants, providing detail on market-competitive plan design features, collecting and reporting on market-competitive rates on share overhang, annual burn rate, share value transfer rates and equity vehicles used and developing a final report based on management’s feedback and presenting such report to the Compensation Committee for review and approval.
In November 2016, the Compensation Committee engaged Towers Watson to provide market benchmarking analysis and data for Executive Chairman, Chief Executive Officer and Chief Executive Officer direct report roles. The engagement also included market benchmarking data for long-term incentive plans. For 2019 executive compensation planning, our fiscal 2018 peer group was revised slightly as we removed Bemis Company, Inc., The Clorox Company, and Greif, Inc. and replaced them with Amcor plc, Mondi plc, and DS Smith plc, which resulted in our fiscal 2019 peer group consisting of the following companies:
Ball Corporation Owens-Illinois, Inc. Eastman Chemical Co. Avery Dennison Corporation Packaging Corporation of America	Sealed Air Corporation Amcor plc Mondi plc Sonoco Products Co. Westlake Chemical Corp.	Silgan Holdings Inc. AptarGroup, Inc. Crown Holdings Graphic Packaging International, Inc. DS Smith plc
This peer group of companies had median revenue of  $7.2 billion and median market capitalization of  $8.3 billion based on the most recent publicly available data as of December 31, 2018. The Company’s revenue and market capitalization at the end of fiscal 2019 was $8.9 billion and $5.2 billion respectively.
Role of Executive Officers
The performance goals of each of our executive officers are reviewed annually. This information, along with the performance of the Company and market data, determines the wage adjustment recommendation presented to the Compensation Committee. All other compensation recommendations with respect to our executive officers are made by the Chief Executive Officer pursuant to policies established in consultation with the Compensation Committee and recommendations from our Human Resources Department.
The Compensation Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Compensation Committee reviews, on at least an annual basis, the performance of the Chief Executive Officer as compared to the achievement of the Company’s goals and any individual goals. The Chief Executive Officer, together with the Human Resources Department, reviews annually the performance of each executive officer as compared with the achievement of the Company or operating division goals, as the case may be, together with each executive’s individual goals and makes compensation recommendations to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the executives. Both performance and compensation are evaluated to help the Company attract and retain high quality executives in vital positions and that their compensation, taken as a whole, is competitive and appropriate compared to that of similarly situated executives in other corporations within the Company’s industry.
Role of Stockholder Say-on-Pay Votes
At the Company’s March 6, 2019 annual meeting, stockholders approved, on a non-binding advisory basis, holding a vote on a say-on-pay proposal each year, with over 85% of the votes cast voting for a one-year frequency. In addition, at the Company’s 2019 annual meeting of stockholders, approximately 97% of the votes cast were voted in favor of the say-on-pay proposal. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers (as defined in Executive Compensation — Summary Compensation Table). In light of the positive result of such say-on-pay vote, we made no material changes to our executive compensation program for fiscal year 2019.
Executive Compensation Program
The compensation of our executive officers is generally classified into the following three categories:
(1)
base salary,

(2)
short-term annual performance-based cash incentive under our Executive Bonus Plan, and

(3)
long-term equity awards in the form of Company stock options.

2020 Proxy Statement

EXECUTIVE COMPENSATION
The Company has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of the Company’s business. Base salary and annual bonus targets are set with the goal of motivating our Named Executive Officers and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform. Our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives, retaining key talent and more closely aligning the interests of management with those of our stockholders.
The compensation program for our Named Executive Officers is reviewed on an annual basis. In setting individual compensation levels for a particular executive, the total compensation package is considered, along with the executive’s past and expected future contributions to our business.
Base Salary
Our executive officers’ base salaries depend on their position within the Company, the scope of their responsibilities, the period during which they have been performing those responsibilities and their overall performance. Base salaries are reviewed annually and are generally adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Fiscal 2019 base salary adjustments for our executive officers generally reflected a cost of living increase, with limited additional adjustments based on performance and changes in position or responsibility.
Short-Term Annual Performance-Based Cash Incentive
The Company has a long history of sharing profits with employees. This philosophy is embedded in our corporate culture and is one of many practices that has enabled the Company to continually focus on improvement and be successful.
The Berry Global Group, Inc. Executive Bonus Plan is intended to provide an incentive for superior work and to motivate covered key executives toward even greater achievement and business results, to tie their goals and interests to those of the Company and our stockholders and to enable us to attract and retain highly qualified executives.
The Executive Bonus Plan is administered by our Compensation Committee. Under the Executive Bonus Plan, we may pay bonuses (including, without limitation, discretionary bonuses) to covered key executives, including our Named Executive Officers, based upon such terms and conditions as our Compensation Committee may in its discretion determine.
Our Compensation Committee approved fiscal year 2019 target values of awards and awards paid under the Executive Bonus Plan. Depending on our overall business performance, which for fiscal year 2019 was specifically related to our attainment of Adjusted EBITDA and free cash flow, each Named Executive Officer, other than the Chief Executive Officer, was eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 130% of his or her annual base salary, with 65% being the target bonus. Our Chief Executive Officer was eligible to receive a bonus under the Executive Bonus Plan ranging from zero to 200% of his annual base salary, with 100% being the target bonus. These targets were subject to change at the discretion of the Compensation Committee. Performance objectives are generally set on an annual basis. The applicable performance period was the 2019 fiscal year.
In determining the fiscal year 2019 target values of awards under the Executive Bonus Plan, 75% of the target value of the award was based on attaining 100% of the applicable annual Adjusted EBITDA target, and 25% was based on attaining 100% of the free cash flow target. The pro forma contribution from acquisitions is excluded from Adjusted EBITDA for purposes of determining Executive Bonus Plan payouts as the activity is prior to Berry ownership. Similarly, unrealized cost savings are generally not included in determining achievement of Adjusted EBITDA except to the extent expressly approved by the Compensation Committee. Adjusted EBITDA is a supplemental financial measure that is not required by, or presented in accordance with GAAP, and should not be considered as alternatives to net income or operating income presented in accordance with GAAP. We define Adjusted EBITDA for Executive Bonus Plan purposes as Operating EBITDA adjusted for unrealized cost synergies approved by the Compensation Committee. We define Operating EBITDA as net income before depreciation and amortization, income tax expense, interest expense (net), and certain non-recurring or non-cash charges, which are more particularly described in our debt documents. We define free cash flow for Executive Bonus Plan purposes as cash flow from operating activities less net additions to property, plant and equipment and payments in accordance with the tax receivable agreement.
Fiscal year 2019 bonus payments under the Executive Bonus Plan are directly tied to the performance of the Company. Upon approval by our Compensation Committee, bonuses are generally paid, to the extent earned, on an annual basis on a date determined by the Compensation Committee.

The target performance levels and actual performance achieved under our Executive Bonus Plan for fiscal 2019 are set forth below:
		Target Bonus (% of Base Salary)	Adjusted EBITDA Factor (75%)(1)		Free Cash Flow Factor (25%)		Bonus Achieved (% of Base Salary)
			Target	Achieved	Target	Achieved
CEO	FY 2019	100%	$1,724	$1,530	$760	$760	25%
Other NEOs	FY 2019	65%	$1,724	$1,530	$760	$760	16.25%
(1)
In millions of dollars. Excludes the pro forma contribution of acquisitions and certain unrealized cost savings.

Equity Compensation Plans
We have historically used stock options to provide long-term incentive to our key employees. Stock options encourage retention through the vesting period and incentivize performance since the options only have value to the extent the market value of our stock increases.
In recent history, including for fiscal 2019, the Compensation Committee awarded options annually shortly following the announcement of our fiscal first quarter results, but it has the authority to vary that practice as appropriate in connection with new hires or as otherwise deemed appropriate. Upon the recommendation of Company management to align the timing of legacy Berry option awards with the timing of legacy RPC Group Ltd option awards, the Compensation Committee determined to grant an annual option award to legacy RPC Group Ltd participants in early August 2019 and to legacy Berry participants in early November 2019 for fiscal 2020. Hereafter, the Company intends to grant annual option awards, if any, shortly following the announcement of our fiscal year end results. Based on recommendations from Towers Watson during the design of the 2015 Plan, the Company awards stock options

2020 Proxy Statement

EXECUTIVE COMPENSATION
annually based on a consistent value determined as a multiple of base salary, with limited performance-based exceptions.
In fiscal 2019 we granted stock option awards with respect to approximately 2.3 million shares in the aggregate to non-employee directors, employees and officers, including our Named Executive Officers as follows: Mr. Salmon — 265,000 options, Mr. Miles — 80,000 options, Mr. Begle — 68,000 options, Mr. Galvez — 50,000 options, and Mr. Greene — 50,000 options. These awards were made in February 2019 with respect to legacy Berry participants and in August 2019 with respect to legacy RPC Group Ltd participants.
The exercise price for option awards is the fair market value of our common stock on the date of grant. The fair market value of a share of our common stock is determined for this purpose by reference to the public trading price of a share of our common stock on the date of grant of the option (e.g., using a weighted average or closing price). The Compensation Committee is not prohibited from granting awards at times when it is in possession of material nonpublic information. However, no material nonpublic information was taken into account in determining the number of options previously awarded or the exercise price for those awards, and we did not “time” the release of any material nonpublic information to affect the value of those awards.
Generally, options granted become vested and exercisable over a five-year period. Unless set forth otherwise in the applicable award agreement, time-based options generally vest in 20% increments on each of the first five (5) anniversaries of the grant date. In each case, the vesting of options is generally subject to the grantee’s continued employment at the Company or at one of its subsidiaries as of the applicable vesting date (subject to certain exceptions, as described below); provided, that award agreements generally provide that options will vest pro rata, on a monthly basis, if a grantee experiences a termination of employment after the first anniversary of the grant date.
The maximum term of options granted under our equity incentive plans is ten (10) years. Subject to certain exceptions set forth in the applicable stock option award agreement, unvested options are automatically forfeited upon termination. The outstanding option awards provide (i) accelerated vesting of all unvested options upon an employee’s death or permanent disability and (ii) in the event of an employee’s qualified retirement, continuation of the normal vesting period applicable to the retiree’s unvested options, as well as an extension of the exercise period to the end of the original ten-year term of the retiree’s vested options.
With respect to options granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program, and we have not granted any equity awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. On July 20, 2016, the Company amended outstanding stock option awards in order to further implement market-based compensation practices in line with compensation practices of similarly situated, publicly-traded companies as presented by Towers Watson and other publicly available benchmarking studies. Each outstanding option was amended to provide for full vesting and exercisability of stock options following any termination of employment without “cause” and not due to “disability” (both, as defined in the applicable award agreement) or any resignation for “good reason,” if applicable (as defined in the recipient’s employment agreement) within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable awards prior to giving effect to these amendments were preserved to the extent they could apply more than two years following a change in control.
The 2015 Plan contains a definition of  “change in control,” although the plan committee may provide a different definition in an award agreement or award program. “Change in control” under the 2015 Plan is generally:
(1) the acquisition by a person or group, together with stock the person or group already holds, of 50% or more of the combined voting power of the then outstanding voting securities of the Company, (2) the replacement of a majority of the members of the Board of Directors in a twelve-month period by directors whose appointment or election is not endorsed by at least two-thirds of the incumbent members of the Board of Directors (including those endorsed by at least two-thirds of the incumbent directors, but excluding any director who assumes office in connection with an actual or threatened proxy contest), (3) a reorganization, merger, share exchange, combination or consolidation that results in stockholders of the Company prior to such transaction owning 50% or less of the combined voting power of the resulting company immediately after the transaction, or (4) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party. However, solely for awards which are subject to Internal Revenue Code (“IRC”) Section 409A and provide for payment on a change in control, “change in control” means an a “change in control event” under IRC Section 409A unless otherwise provided in the award.
Compensation Programs and Risk Management
We have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to the Company and its stockholders. The combination of performance measures applicable to annual bonuses and equity compensation awards granted to our executive officers and the multi-year vesting schedules applicable to equity awards granted to our executives encourages our executives to maintain both a short-term and long-term view with respect to Company performance.
Post-Employment Compensation
We provide post-employment compensation to our employees, including termination rights and benefits pursuant to employment agreements with our Named Executive Officers, as a continuation of our historical practices. The Compensation Committee believes that offering such compensation allows us to attract and retain qualified employees and executives in a highly competitive marketplace and rewards our employees and executives for their contribution to the Company during their employment.
A principal component of our post-employment compensation program is a qualified defined contribution 401(k) plan, which applies to all of our employees generally. Under the 401(k) plan, the Company awards a $200 lump sum contribution annually for participating in the plan and the Company matches fifty (50%) of the applicable participant’s 401(k) plan elective deferrals (not to exceed six percent (6%) of base compensation) made during the plan year.
Perquisites and Other Personal Benefits
The Compensation Committee periodically reviews the perquisites provided to our executive officers to ensure that they are reasonable, competitive and consistent with the overall compensation program. Such perquisites include for certain of our executive officers (as set forth in more detail in the Summary Compensation Table below and accompanying footnotes) use of a Company-provided car or car allowance, and, for our Chief Executive Officer, financial planning and tax return preparation and limited personal use of the Company’s corporate aircraft.

2020 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Recoupment Policy
In the event the Company is required to restate its financial statements because a covered executive willfully committed an act of fraud, dishonesty, or recklessness in the performance of the covered executive’s duties, the Compensation Committee is authorized to recoup (clawback) incentive compensation awarded to a covered executive in accordance with its Compensation Recoupment Policy. This recoupment policy reflects the Company’s culture that emphasizes integrity and accountability, and that reinforces the Company’s pay-for-performance compensation philosophy.
Anti-Hedging Policy
Berry policy prohibits directors, executive officers and key employees from engaging in publicly traded options and hedging transactions with regard to Berry securities, including the pledging of shares of Berry stock to secure personal loans.
Section 162(m) of the Internal Revenue Code
IRC Section 162(m) places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain specified executive officers, except for qualifying performance-based compensation for tax years which began on or before December 31, 2017. While the Compensation Committee has historically considered the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.
The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Despite our efforts in the past to structure annual cash incentives in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will be exempt. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with the Company’s management the “Compensation Discussion and Analysis” included in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

THE COMPENSATION COMMITTEE:
Jonathan F. Foster
Carl J. Rickertsen
B. Evan Bayh
Scott B. Ullem
Compensation Committee Interlocks and Insider Participation
During fiscal 2019, no officer or employee served as a member of the Compensation Committee and none of the members of the
Compensation Committee had any relationship required to be disclosed by Section 407(e)(4) of Regulation S-K.

2020 Proxy Statement

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid during the last three fiscal years to each person serving as our chief executive officer and chief financial officer during the most recent fiscal year, and each of the other three most highly compensated executive officers as of the end of the most recent fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position(1)	Fiscal Year	Salary	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Thomas E. Salmon Chief Executive Officer	2019	1,027,692	4,298,300	250,000	14,952(3)	5,590,944
	2018	973,077	3,568,000	213,750	20,566(3)	4,775,393
	2017	803,533	3,880,000	653,993	57,504(3)	5,395,030
Mark W. Miles Chief Financial Officer	2019	577,846	1,297,600	92,625	19,469(5)	1,987,540
	2018	559,231	1,159,600	80,438	20,787(5)	1,820,056
	2017	525,728	1,241,600	286,159	16,755(5)	2,070,242
Curt L. Begle President — Engineered Materials Division	2019	581,250	1,102,960	85,313	23,892(5)	1,793,415
	2018	511,539	892,000	73,125	23,073(5)	1,499,737
	2017	483,291	931,200	257,544	19,216(5)	1,691,251
Jean-Marc Galvez(4) President — Consumer Packaging International Division	2019	546,711	811,000	84,322	145,700(6)	1,587,734
	2018	517,288	713,600	76,369	138,978(6)	1,446,235
	2017	520,839	776,000	267,709	248,928(6)	1,813,476
Jason K. Greene Executive Vice President, Chief Legal Officer and Secretary	2019	496,462	811,000	79,625	21,110(5)	1,408,197
(1)
Reflects titles as of September 28, 2019. For our current executive officers and their titles see “Directors and Executive Officers” above.

(2)
Equals the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718, of the grants of nonqualified stock options. For a description of the assumptions used to value these options, please refer to Note 1 to the “Notes to Consolidated Financial Statements” in our Form 10-K filed with the SEC.

(3)
Includes costs incurred by the Company for financial planning and tax return preparation, costs of group life insurance coverage provided to the executive, and matching contributions made by the Company to the executive’s account under the Company 401(k) plan. Additionally, fiscal 2018 and fiscal 2017 include relocation costs incurred by the Company for Mr. Salmon.

(4)
Mr. Galvez was appointed as President — Consumer Packaging, International Division effective July 1, 2019.

(5)
Includes costs incurred by the Company for auto allowance or the executive’s personal use of a Company-provided vehicle, costs of group life insurance coverage provided to the executive, and matching contributions made by the Company to the executive’s account under the Company’s 401(k) plan.

(6)
Includes costs incurred by the Company for the executive’s personal use of a Company-provided vehicle and for benefits provided pursuant to the Company’s International Assignment Policy as a result of Mr. Galvez’s assignment at the Company’s headquarters (aggregate value of such benefits estimated to be $235,000 in fiscal 2017, $116,000 in fiscal 2018, and $145,700 in fiscal 2019). These benefits include health and welfare plans, goods and services allowance, housing allowance, relocation allowance in fiscal 2017, tax preparation services, financial planning, and the total net amount of tax equalization designed to cover taxes on Mr. Galvez’s compensation in excess of the taxes he would have incurred in Spain. The International Assignment Policy facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment or gain to the employee from the international assignment.

2020 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards for Fiscal 2019
The following table sets forth certain information regarding grants and modifications of plan-based awards in fiscal 2019.
		Stock Options(1)			Executive Bonus Plan(2)
Name	Grant Date	Number of Securities (#)	Exercise Price ($/Sh)	Grant Date Fair Value ($)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)
					Threshold ($)	Target ($)	Maximum ($)
Thomas E. Salmon
Options	2/5/2019	265,000	$49.90	$4,298,300	—	—	—
Executive Bonus Plan	12/12/2019	—	—	—	$300,000	$1,000,000	$2,000,000
Mark W. Miles
Options	2/5/2019	80,000	$49.90	$1,297,600	—	—	—
Executive Bonus Plan	12/12/2019	—	—	—	$111,150	$370,500	$741,000
Curt L. Begle
Options	2/5/2019	68,000	$49.90	$1,102,960	—	—	—
Executive Bonus Plan	12/12/2019	—	—	—	$102,375	$341,250	$682,500
Jean-Marc Galvez
Options	2/5/2019	50,000	$49.90	$811,000	—	—	—
Executive Bonus Plan	12/12/2019	—	—	—	$100,620	$335,400	$670,800
Jason K. Greene
Options	2/5/2019	50,000	$49.90	$811,000	—	—	—
Executive Bonus Plan	12/12/2019	—	—	—	$95,550	$318,500	$637,000
(1)
Options vest 20% on each of the first five anniversaries of the date of grant, subject to the terms and conditions of the plan and award agreement. Fiscal 2019 options were granted on February 5, 2019.

(2)
Represents possible payout that could have been earned under the Executive Bonus Program for the fiscal year ended September 28, 2019. See the Summary Compensation Table above for the amounts actually earned based on fiscal 2019 performance. The performance targets and actual performance achieved are discussed under “Executive Compensation — Short-Term Annual Performance-Based Cash Incentive” above.

2020 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End Table
The following table shows the number of outstanding equity awards held by each of our Named Executive Officers as of September 28, 2019.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date
Thomas E. Salmon	60,000	—	16.00	10/3/22
	95,000	—	21.00	11/26/23
	80,000	20,000(2)	28.75	11/25/24
	42,000	28,000(3)	29.59	2/12/26
	100,000	150,000(4)	49.53	2/7/27
	40,000	160,000(6)	54.33	2/9/28
	—	265,000(7)	49.90	2/5/29
Mark W. Miles	45,000	—	16.00	10/3/22
	160,000	—	21.00	11/26/23
	128,000	32,000(2)	28.75	11/25/24
	75,000	50,000(3)	29.59	2/12/26
	32,000	48,000(4)	49.53	2/7/27
	13,000	52,000(6)	54.33	2/9/28
	—	80,000(7)	49.90	2/5/29
Curt L. Begle	20,000	—	16.00	10/3/22
	36,000	—	21.00	11/26/23
	36,000	18,000(2)	28.75	11/25/24
	42,000	28,000(3)	29.59	2/12/26
	24,000	36,000(4)	49.53	2/7/27
	10,000	40,000(6)	54.33	2/9/28
	—	68,000(7)	49.90	2/5/29
Jean-Marc Galvez	24,000	16,000(5)	36.36	11/30/25
	20,000	30,000(4)	49.53	2/7/27
	8,000	32,000(6)	54.33	2/9/28
	—	50,000(7)	49.90	2/5/29
Jason K. Greene	30,500	—	21.00	11/26/23
	72,000	18,000(2)	28.75	11/25/24
	45,000	30,000(3)	29.59	2/12/26
	20,000	30,000(4)	49.53	2/7/27
	8,000	32,000(6)	54.33	2/9/28
	—	50,000(7)	49.90	2/5/29
(1)
With respect to options granted under the Company’s 2012 Equity Incentive Plan, if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s unvested options become vested. For information regarding vesting in the event of termination without cause in connection with a change in control and in certain other events, see “Employment Agreements, Potential Payments Upon Termination Change in Control” below.

(2)
Executive’s unvested options vest on November 25, 2019.

(3)
Executive’s unvested options vest 50% on February 12th of each of 2020 and 2021.

(4)
Executive’s unvested options vest 1/3 on February 7th of each of 2020, 2021 and 2022.

(5)
Executive’s unvested options vest 50% on November 30th of each of 2019 and 2020.

(6)
Executive’s unvested options vest 25% on February 9th of each of 2020, 2021, 2022 and 2023.

(7)
Executive’s unvested options vest 20% on February 5th of each of 2020, 2021, 2022, 2023 and 2024.

2020 Proxy Statement

EXECUTIVE COMPENSATION
Option Exercises in Fiscal 2019
The following table shows information regarding exercises of options by our Named Executive Officers in fiscal 2019.
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thomas E. Salmon	—	—
Mark W. Miles	—	—
Curt L. Begle	—	—
Jean-Marc Galvez	—	—
Jason K. Greene	40,000	$1,313,969
(1)
Reflects the difference between the market value upon exercise and the exercise price.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control
On January 31, 2017, the Company and Mr. Salmon entered into an employment agreement associated with his appointment as Chief Executive Officer, which became effective February 3, 2017. The agreement replaces his prior employment agreement, which was last amended July 20, 2016. The initial term of the agreement is five years, which shall automatically renew for successive one-year periods unless written notice of an intent not to renew is provided by either party at least 90 days prior to the expiration of the initial or any subsequent term. Mr. Salmon’s annual base salary under the agreement is subject to annual adjustment at the discretion of the Compensation Committee. Among other things, the agreement generally entitles Mr. Salmon to participate in all employee benefit plans maintained by the Company which are generally available to senior executives and provides that Mr. Salmon shall be eligible for an annual performance-based bonus determined based on a target percentage specified by the Compensation Committee of his then-current annual base salary. The agreement also provides that Mr. Salmon is entitled to personal use of the Company’s aircraft in accordance with Company policy. The agreement includes customary clawback, noncompetition, nondisclosure and nonsolicitation provisions. If Mr. Salmon is terminated by the Company without “cause” or if he resigns for “good reason,” (as defined in the agreement) in either case subject to his execution of a release of claims and compliance with the restrictive covenants set forth in his agreement, he is entitled to (1) cash severance equal to 18 months’ base salary (unless such termination occurs within two years following a “change in control,” (as defined in the agreement) in which case the cash severance amount is equal to the sum of 18 months’ base salary and 1.5 times Mr. Salmon’s then-current target annual bonus), payable in bi-monthly installments, (2) a prorated bonus based on actual performance for the year in which termination occurs and the relative period of such year during which Mr. Salmon was employed, payable within the first two and one-half months of the year following the year in which termination occurs, and (3) for a period of up to 18 months, a monthly amount equal to the amount by which the monthly COBRA continuation coverage premium exceeds the monthly premium an active employee would pay for the same coverage under the Company’s group medical plans; provided, that if Mr. Salmon becomes reemployed with another employer and is eligible to receive medical benefits under that employer’s group medical plans, such monthly payments shall cease for any period of time during which he remains eligible for coverage under his new employer’s group medical plans.
Messrs. Miles, Begle, and Greene are party to agreements that remain in effect unless terminated according to the agreements’ terms. Salaries are subject in each case to annual adjustment at the discretion of the Company. The employment agreements generally entitle each executive to participate in all employee benefit plans maintained by the Company which are generally available to senior executives. The employment agreements also include customary noncompetition, nondisclosure and nonsolicitation provisions. The Company may terminate the employment agreements for “cause” or due to a “disability” (as such terms are defined in the agreements). If Messrs. Miles or Begle is terminated by the Company without “cause” (as such term is defined in their respective agreements), the executive is entitled to: (1) a pro rata portion of the annual bonus awarded to the executive for the year in which termination occurs, and (2) severance benefits pursuant to the provisions of the Berry Global, Inc. Severance Pay Plan in effect on the date of termination. If Mr. Greene is terminated by the Company without “cause” (as such term is defined in his agreement), the executive is entitled to severance benefits pursuant to the provisions of the Berry Global, Inc. Severance Pay Plan in effect on the date of termination.
On July 20, 2016, the Company agreed to amendments to the employment agreements of Messrs. Miles, Begle, and Greene that provide enhanced severance benefits on terminations of employment without “cause” or resignations for “good reason” (as such terms are defined in the amendments or agreement as applicable) (a “qualifying termination”), in either case, within the two years following a “change in control” (as such term is defined in the amendments or agreement as applicable).
The enhanced severance benefits made available to Messrs. Miles, Begle, and Greene include: (i) payment of an amount equal to one and one-half (or one, in the case of Mr. Greene) times the employee’s annual base salary and target annual bonus as of the date of qualifying termination over a period of eighteen (18) months (or twelve (12) months, in the case of Mr. Greene), payment of a prorated annual bonus only as, if, and when annual bonuses are paid to other employees of the Company who hold a position similar to the position the employee held prior to his qualifying termination, and (iii) if the employee elects COBRA continuation coverage, payment of an amount equal to the monthly amount of COBRA continuation coverage minus the portion of the amount the individual would have paid had he still been employed until the earlier of  (A) his employment by another employer who offers him medical coverage or (B) eighteen (18) months (or twelve (12) months, in the case of Mr. Greene) following the qualifying termination.
On September 30, 2015, the Company’s Spanish subsidiary entered into an employment agreement with Mr. Galvez in accordance with local practice that remains in effect unless terminated according to the agreement’s terms. The agreement specifies that Mr. Galvez is entitled to base salary, short term incentive compensation, use of a Company car, medical coverage and termination provisions. The employment agreement also includes a customary nondisclosure provision. The Company may terminate the employment agreement without cause or as a result of

2020 Proxy Statement

EXECUTIVE COMPENSATION
Mr. Galvez’s breach of his employment obligations. If Mr. Galvez is terminated by the Company without cause or, pursuant to local law, if Mr. Galvez terminates the agreement within 3 months after a change in control of the Company’s Spanish subsidiary, the executive is entitled to severance benefits to include 16 months’ of  (i) base salary, (ii) short term incentive compensation, and (iii) benefits. If Mr. Galvez is terminated by the Company due to a serious and willful breach by him of his obligations, he is not entitled to severance benefits.
On December 18, 2016 the Company entered into a letter agreement (the “2016 Letter Agreement”) with Mr. Galvez pursuant to which we agreed to provide Mr. Galvez with expatriate benefits relating to his international assignment in the U.S., which began in April 2017. The additional benefits that he receives are directly related to the additional expenses Mr. Galvez incurs as a result of his U.S. assignment. His benefits include relocation expenses to the U.S., payments for housing, cost of living, payments and services in accordance with the Company’s tax equalization policy, transportation benefits subject to country guidelines, participation in the Company’s U.S. health plan, reimbursement of home-leave expenses and tax preparation assistance. In addition, upon the completion of his international assignment, we will pay for necessary and reasonable expenses (as determined under the Company’s International Assignment Policy) to relocate Mr. Galvez back to Spain or to another Berry location. In the event the Company terminates Mr. Galvez’s employment for cause or Mr. Galvez voluntarily terminates his employment, other than for exceptional circumstances, he will not be entitled to relocation benefits and all expatriate benefits will cease with the exception of tax preparation services and those available under the Company’s tax equalization policy. If the Company terminates Mr. Galvez’s U.S. assignment without cause, and Mr. Galvez elects to return to his home country within 3 months of termination, he will be entitled to specified relocation benefits and all expatriate benefits will cease with the exception of tax preparation services and those available under the Company’s tax equalization policy.
On November 25, 2019 the Company entered into a letter agreement (the “2019 Letter Agreement”) with Mr. Galvez relating to his current international assignment in the U.K., which began July 1, 2019. Pursuant to the 2019 Letter Agreement (i) the terms of the 2016 Letter Agreement (other than certain continuing tax preparation benefits) and the U.S. assignment described therein were terminated and (ii) we agreed to provide Mr. Galvez with a specified base salary, subject to annual adjustment at the discretion of the Company, participation in certain employee benefit plans maintained by the Company, a housing allowance, utility expense reimbursement, and tax preparation assistance.
The following table estimates the potential payments and benefits to our Named Executive Officers upon termination of employment or a change in control, assuming such event occurred as of September 28, 2019. These estimates do not reflect the actual amounts that will be paid to such persons upon such events in the future, if any, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.

Named Executive	Event	Cash Severance Payment (Salary, Bonus $)	Continuation of Medical/Welfare benefits (Present Value $)	Acceleration of Options ($)(1)
Thomas E. Salmon	Death	$—	$—	$483,840
	Disability	$—	$—	$483,840
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$1,590,000	$—	$255,628
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$3,180,000	$32,000	$483,840
Mark W. Miles	Death	$—	$—	$824,740
	Disability	$—	$—	$824,740
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$587,000	$—	$423,763
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,452,825	$29,000	$824,740
Curt L. Begle	Death	$—	$—	$462,700
	Disability	$—	$—	$462,700
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$600,000	$—	$238,012
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,485,000	$28,000	$462,700
Jean-Marc Galvez	Death	$—	$—	$47,360
	Disability	$—	$—	$47,360
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$1,348,600	$—	$39,467
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,348,600	$4,700	$47,360

2020 Proxy Statement

EXECUTIVE COMPENSATION
Named Executive	Event	Cash Severance Payment (Salary, Bonus $)	Continuation of Medical/Welfare benefits (Present Value $)	Acceleration of Options ($)(1)
Jason K. Greene	Death	$—	$—	$482,160
	Disability	$—	$—	$482,160
	Voluntary Termination/Retirement	$—	$—	$—
	Involuntary Termination	$558,000	$—	$243,688
	Involuntary Termination for Cause	$—	$—	$—
	Involuntary or constructive termination after Change in Control(2)	$1,381,050	$21,000	$482,160
(1)
Based on the difference between the closing price of the Company’s common stock as of the last day of the fiscal year and the exercise price of accelerated options.

(2)
Assumes termination occurs within two (2) years following the Change in Control.

With respect to options granted under the 2012 Long-Term Incentive Plan (the “2012 Plan”), if the employment of the participant is terminated at any time following a “change in control” of us for any reason other than for cause, the death or disability of the participant, or the voluntary termination of employment by the participant, 40% of each grantee’s unvested options become vested. With respect to options granted under the 2015 Plan, no award will vest or become payable solely as a result of a change in control, unless otherwise provided in an award agreement or award program. We have not granted any equity awards under the 2015 Plan that would vest or become payable solely as a result of a change in control. In the case of a termination of employment due to death or permanent disability, all of the employee’s unvested options will immediately vest.
On July 20, 2016, the Company amended outstanding stock option awards to provide for full vesting and exercisability following any termination of employment without “cause” and not due to “disability” or any resignation for “good reason,” if applicable, within the two years following a “change in control.” In that case, the options will also continue to be exercisable for the remaining term of the applicable award. Any change in control rights in the applicable awards prior to these amendments were preserved to the extent they could apply more than two years following a change in control.

2020 Proxy Statement

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information as of the end of our 2019 fiscal year regarding shares of common stock of Berry Global Group, Inc., that may be issued under our existing equity incentive plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,090,641(1)	$38.31	5,098,556(3)
Equity compensation plans not approved by security holders(2)	171,910	$9.35	—
Total	10,262,551	$37.82	5,098,556
(1)
Consists of  (a) the 2012 Plan, under which there were 2,331,673 options exercisable at the end of our 2019 fiscal year and (b) the 2015 Plan, under which there were 2,168,008 options exercisable at the end of our 2019 fiscal year.

(2)
Consists of the 2006 Equity Incentive Plan (the “2006 Plan”), under which there were 171,910 options exercisable at the end of our 2019 fiscal year. In 2006, our Board of Directors adopted the 2006 Plan, which has not been approved by stockholders.

(3)
Available under the 2015 Plan.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and Item 402(u) of Regulation S-K, we are providing the following estimate of the relationship of the annual total compensation of our employees and the annual total compensation of Thomas E. Salmon, our CEO, as of the end of our 2019 fiscal year.
For fiscal 2019:
•
The median of the annual total compensation of all our employees, other than our CEO, was $50,162.

•
The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement was $5,590,944.

Based on this information, we reasonably estimate that for fiscal 2019 our CEO’s annual total compensation was approximately 111 times that of the median of the annual total compensation of all our employees.
We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO.
1.
We determined that, as of September 1, 2019, our employee population consisted of 48,468 individuals. This population consisted of our full-time, part-time and temporary employees employed with us as of the determination date.

2.
As allowed under SEC rules and Dodd-Frank, the company can exclude up to 5% of its total employees who are non-U.S. employees, and employees who became employees as the result of a recent acquisition, to determine and identify the median employee. We excluded our employee population from selected countries and employees from our recent 2019 acquisition of RPC Group Plc (“RPC”). The number of employees excluded that were part of the RPC acquisition was 24,613. We also excluded 785 employees (3.3% of total population excluding the RPC acquisition) from the following countries:

•
The Netherlands: 253 employees

•
Columbia: 154 employees

•
Argentina: 141 employees

•
United Kingdom: 129 employees

•
Italy: 100 employees

•
Malaysia: 2 employees

•
Hong Kong: 6 employees

3.
To identify the “median employee” from our employee population, we used base annual wages plus any bonus or sales incentive payments that each employee received in fiscal year 2018 before any taxes, deductions, insurance premiums and other payroll withholdings. We did not use any statistical sampling techniques. The identified median employee was an hourly employee located in the United States. Per SEC rules and Dodd-Frank, the median employee determined for 2018 can be maintained for up to three years, assuming no significant changes to the workforce or employee compensation arrangements that would result in a significant change to the pay ratio disclosure. The company does not believe there were significant changes over the past year, so the median employee determined for fiscal 2018 will remain the same for the CEO Pay Ratio determination for fiscal 2019.

4.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for fiscal 2019 in accordance with the requirements to determine the CEO pay reported in the Summary Compensation Table, resulting in annual total compensation of  $50,162.

5.
For the annual total compensation of our CEO, we used the amount reported in the “Total” column in “Executive Compensation — Summary Compensation Table.”

6.
To calculate the CEO pay ratio, the total compensation of our CEO was divided by the total compensation of the median employee.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS
The Nominating and Governance Committee and the Board believe that the nominees listed below collectively possess the attributes, which, together with the respective experience and attributes of our directors described in the biographical summaries above, make each of our directors well qualified to serve on our Board.
All ten directors are to be elected by the holders of our common stock. B. Evan Bayh, Jonathan F. Foster, Idalene F. Kesner, Carl J. Rickertsen, Ronald S. Rolfe, Thomas E. Salmon, Paula A. Sneed, Robert A. Steele, Stephen E. Sterrett, and Scott B. Ullem, each of whom presently serves as a director of Berry, have each been nominated for a term of one year and, if elected, would serve until their respective successors have been elected and qualified.
If, at the time of this Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee, a committee of the Board of Directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending September 26, 2020, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended September 28, 2019 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
If stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2020 Annual Meeting of stockholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.

Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (in millions) incurred by Ernst & Young LLP for fiscal 2019 and 2018, for various categories of professional services they performed as our independent registered public accountants.
Fee type	2019	2018
Audit Fees(1)	$8.3	$5.8
Audit-Related Fees(2)	0.3	0.1
Tax Fees(3)	0.4	0.2
All Other Fees	—	—
Total Fees	$9.0	$6.1
(1)
Includes annual financial statement and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for Securities and Exchange Commission filings and other services that are normally provided by the independent registered public accountants in connection with securities offerings.

(2)
Includes merger and acquisition due diligence and other attest or accounting services.

(3)
Includes domestic and international tax compliance, planning services and tax advice.

Engagement of Independent Registered Public Accountants and Approval of Services
During fiscal 2019 and 2018, prior to engaging the independent registered public accountants to render the above services, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services. The Audit Committee pre-approves the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during fiscal
2019 under the de minimis exception in Rule 2-01(c)(7)(i)(C) of Regulation S-X.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 26, 2020.

2020 Proxy Statement

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are including in this Proxy Statement a separate resolution, subject to stockholder vote, to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers disclosed in the “Executive Compensation” section beginning on page 19 of this Proxy Statement. We believe that the information we have provided above in the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we are asking our stockholders to approve, in an advisory, non-binding vote, the following resolution: “RESOLVED, that the stockholders approve, in an advisory, non-binding vote, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.” This advisory resolution, commonly referred to as the “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING OUR EXECUTIVE COMPENSATION

PROPOSAL 4: STOCKHOLDER PROPOSAL TO PROVIDE STOCKHOLDERS WITH THE RIGHT TO ACT BY WRITTEN CONSENT
Myra K. Young, 9295 Yorkship Ct, Elk Grove, CA 95758, a beneficial owner of at least 100 shares of our common stock (the “Proponent”) has informed the Company that she intends to present the proposal set forth below at our Annual Meeting. If the Proponent (or her “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the Proponent, is quoted verbatim and is in italics. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.
FOR THE REASONS STATED IN THE BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION, WHICH FOLLOWS THE STOCKHOLDER PROPOSAL, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSAL.

Stockholder Proposal
Proposal 4 — Right to Act by Written Consent
Resolved, Berry Global Group (“Berry” or “Company”) shareholders request our board of directors undertake steps as necessary to permit written consent by shareholders entitled to cast the minimum number of votes necessary to authorize action at a meeting at which all shareholders entitled to vote were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent consistent with applicable law, including the ability to initiate any topic for written consent consistent with applicable law.
Supporting Statement:   Shareholder rights to act by written consent and special meetings are often complimentary ways to bring urgent matters to the attention of management and shareholders outside the annual meeting cycle.
Many boards and investors assume a false equivalency between rights of written consent and special meetings. However, any shareholder, regardless of how many (or few) shares she owns, can seek to solicit written consents on a proposal.
By contrast, calling a special meeting may require a two-step process. A shareholder who does not own the minimum shares required must first obtain the support of other shareholders. Once that meeting is called, the shareholder must distribute proxies asking shareholders to vote on the proposal to be presented at the special meeting. This two-step process can take more time and expense than the one-step process of soliciting written consents, especially at Berry, which allows only investors with 25% of outstanding shares to call a special meeting, instead of 10%, as allowed by many companies.
Blackrock’s proxy voting guidelines for 2019 include the following:
In exceptional circumstances and with sufficiently broad support, shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting. We therefore believe that shareholders should have the right to solicit votes by written consent provided that: 1) there are reasonable requirements to initiate the consent solicitation process (in order to avoid the waste of corporate resources in addressing narrowly supported interests); and 2) shareholders receive a minimum of 50% of outstanding shares to effectuate the action by written consent.
This proposal won majority shareholder support at 13 major companies in a single year. This included 67% support at both Allstate and Sprint. More recently, the topic won majority votes at Gillead Sciences, Newell Brands, Determine, Sentinel Energy, Flowserve, JetBlue, United Rentals, Capital One, Cigna, Applied Materials Nuance Communications, and others.
Berry should join the hundreds of major companies that enable shareholders to act by written consent.
Increase Shareholder Value
Vote for Right to Act by Written Consent — Proposal 4

2020 Proxy Statement

Board of Directors’ Statement in Opposition
The Board of Directors has carefully considered this proposal and believes that it is not in the best interests of stockholders in light of the Company’s existing strong governance principles, policies and practices.
We Are Committed to Strong and Evolving Corporate Governance Best Practices That Promote Stockholders’ Rights and Board Accountability.   Our Board is committed to strong corporate governance principles that promote stockholders’ rights and our Board’s accountability. By responding to emerging governance best practices over the years, the Company maintains leading governance policies, including:
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Stockholders’ right to call a special meeting of stockholders;

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Proxy access for Director candidates nominated by stockholders;

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Independent Board Committee Chairs;

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An Independent Lead Director;

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Meaningful stock ownership guidelines;

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A majority voting standard in uncontested Director elections;

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The declassification of our Board and annual election of all Directors;

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An annual advisory vote to approve executive compensation;

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No supermajority voting provisions;

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No stockholder rights plan; and

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Additional avenues for stockholder input, including:

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The ability of stockholders to suggest Director nominees to the Board;

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The Company’s regular engagement with stockholders; and

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Mechanisms for stockholders to communicate directly with the full Board, the independent Directors and/or any individual Director.

Our Stockholders Have the Ability to Raise Matters and Act Outside of the Annual Meeting Cycle.   In addition to the ability to present matters at annual meetings, the right of stockholders’ to call a special meeting, along with the Company’s stockholder engagement practices, provides stockholders with meaningful opportunities to raise important matters and, if necessary, pursue actions for stockholder consideration outside the annual meeting process.
We regularly engage with our investors to learn and understand their views. Through direct and regular presentations, conversations with stockholders and active monitoring of communications from stockholders, the Company gathers stockholder views on a wide variety of topics including governance and financial performance of the Company, our executive compensation programs, ESG and sustainability matters, and strategy and risk management.
These rights and practices provide meaningful, year-round opportunities for stockholders to bring matters to the attention of company management, the Board and other stockholders.
Our Stockholders’ Interests are Better Served Under the Existing Special Meeting Right.   In addition to our ongoing stockholder engagement activities and the ability to present matters at each annual stockholder meeting, stockholders have other meaningful opportunities to share their views with the Company throughout the year. Significantly, stockholders that own at least 25% of the outstanding shares of the Company’s common stock, on a “net long” basis, have the ability to request that a special meeting be held outside of the annual meeting cycle. The Company’s special meeting requirements, which were overwhelmingly approved by our stockholders (98% of votes cast), strike an appropriate balance between providing stockholders with a meaningful ability to call a special meeting while protecting against a small minority of stockholders abusing this mechanism for their own special interests. The transparency and fairness of our annual and special meeting processes support all stockholders’ interests and offer important protections and advantages that are absent from the proposed written consent process. Specifically, the Company provides advance notice of the date, time and agenda for an annual or special meeting so that all stockholders have a meaningful and structured opportunity to consider proposed actions and express their views. Given that stockholders currently have significant year-round opportunities to bring matters to the attention of the Company, our Board and other stockholders, our Board believes the ability to act by written consent is neither necessary nor in stockholders’ best interest.
Our Current Governance Structure is Efficient and Protects all Berry Stockholders.   By contrast, a written consent process creates the risk that a subset of stockholders, including special interest investors and those who accumulate a short-term voting position through the borrowing of shares, could disenfranchise others through the ability to act without notice to all stockholders. Written consent would allow a limited number of stockholders to act on significant matters without providing advance notice to all stockholders or engaging with the Company or our Board. In this way, a written consent process like the one proposed could deprive many stockholders of the critical opportunity to assess, discuss, deliberate and vote on pending actions that may have important ramifications for both them and the Company. In addition to disenfranchising stockholders, the written consent process could create substantial confusion and inefficiency for a widely-held public company like Berry. Under the proposal, multiple groups of stockholders would be able to solicit written consents at any time on a range of issues, some of which may be significant and may contain duplicative or conflicting viewpoints. Such a piecemeal process would not allow for orderly debates on the merits of proposed actions by all stockholders. Moreover, this unorganized state of corporate affairs would impose significant administrative and financial burdens on the Company, while providing little or no corresponding benefit to our stockholders. We believe that for these reasons, the vast majority of S&P 500 companies (70.72%, 343 out of 485, of the S&P 500 companies, based on recent publicly available data) either do not allow stockholders to act by written consent at all or only permit stockholders to act by unanimous written consent. In summary, our Board continues to believe that the Company’s strong corporate governance practices, including a robust set of stockholder rights, active stockholder engagement, demonstrated responsiveness to stockholders and stockholders’ ability to call a special meeting, provide the appropriate means to advance stockholders’ interests without potentially disenfranchising some stockholders or creating confusion and significant administrative and financial burdens for the Company. These rights and practices allow our Board to oversee the Company’s business and affairs for the benefit of all stockholders while avoiding the governance risks associated with the right to act by written consent. For these reasons, we believe the ability to act by written consent is neither necessary nor in stockholders’ best interests.
FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY URGES STOCKHOLDERS TO VOTE “AGAINST” THE PROPOSAL TO PERMIT STOCKHOLDERS TO ACT BY WRITTEN CONSENT.

2020 Proxy Statement

STOCKHOLDER PROPOSALS
Proposals Pursuant to Rule 14a-8
Under the rules of the Securities and Exchange Commission, any of our stockholders wishing to have a proposal considered for inclusion in our 2021 proxy solicitation materials must set forth such proposal in writing and file it with our Secretary on or before the close of business on September 27, 2020. However, if the date of the 2021 Annual Meeting is more than 30 days before or after March 6, 2021, then the deadline for submitting any stockholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

Proxy Access Director Nominees
Pursuant to the proxy access provisions of our Bylaws, our stockholders are entitled to nominate and include in our proxy materials director nominees, provided that the eligibility and procedural requirements specified in our Bylaws, including advance notice requirements, are satisfied. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not less than 120 days nor more than 150 days prior to the anniversary of the date we commenced the mailing of our proxy materials in connection with the most recent annual meeting of stockholders. As a result, any notice given by a stockholder pursuant to the proxy access provisions of our Bylaws with respect to the 2021 Annual Meeting must be received no earlier than the close of business on August 27, 2020, and no later than the close of business on September 26, 2020. However, in the event that the date of the 2021
Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2020 Annual Meeting, the notice, to be timely, must be delivered not earlier than the close of business on the 180th day and not later than the close of business on the 150th day prior to the date of the 2021 Annual Meeting (or, if the first public announcement of the meeting is less than 160 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced).
The complete requirements for submitting a nominee for inclusion in our proxy materials are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.

Other Proposals and Nominees
Any stockholder who wishes to propose any business to be considered by the stockholders at the 2021 Annual Meeting or who wants to nominate a person for election to the Board of Directors at that meeting, other than (i) a proposal for inclusion in the Proxy Statement pursuant to Securities and Exchange Commission regulations or (ii) pursuant to the proxy access Bylaw provisions, in each case as described above, must provide a written notice that sets forth the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to the Secretary at our principal executive offices, at the address set forth above, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the 2020 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the Securities and Exchange Commission regulations relating to stockholder proposals for inclusion in the proxy materials or pursuant to the proxy access provisions of our Bylaws) must be received no earlier than the close of business on November 4, 2020, and no later than the close of business on December 4, 2020, unless our Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case the stockholder’s notice must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the Annual Meeting (or, if the first public announcement of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced). The complete requirements for the notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at our principal executive offices at the address set forth above.
Our Board of Directors will review any stockholder proposals and nominations that are made according to the procedures described above and, with the assistance of the Secretary, will determine whether such proposals and nominations meet applicable criteria for inclusion in our proxy solicitation materials or consideration at the Annual Meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable stockholder proposal filing deadline and also retain that authority under certain other circumstances.

2020 Proxy Statement

OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

EXPENSES OF SOLICITATION
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single Proxy Statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Berry stockholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your Berry shares through a broker, or notify us directly if you are a stockholder of record by contacting our Investor Relations Department by e-mail at ir@berryglobal.com or by phone at (812) 306-2964. We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

Thomas E. Salmon
Chief Executive Officer
January 22, 2020
Evansville, Indiana

2020 Proxy Statement